As filed with the Securities and Exchange Commission on May 22, 2020

Registration Nos. 333-

333-

333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CenterPoint Energy, Inc.

(Exact name of registrant as specified in its charter)

Texas	1111 Louisiana Houston, Texas 77002 (713) 207-1111	74-0694415
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

CenterPoint Energy Houston Electric, LLC

(Exact name of registrant as specified in its charter)

Texas	1111 Louisiana Houston, Texas 77002 (713) 207-1111	22-3865106
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

CenterPoint Energy Resources Corp.

(Exact name of registrant as specified in its charter)

Delaware	1111 Louisiana Houston, Texas 77002 (713) 207-1111	76-0511406
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Monica Karuturi

Vice President and Deputy General Counsel

1111 Louisiana

Houston, Texas 77002

(713) 207-1111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy S. Taylor	Peter K. O’Brien
Clinton W. Rancher	Adam R. O’Brian
Baker Botts L.L.P.	Hunton Andrews Kurth LLP
910 Louisiana	200 Park Avenue
Houston, Texas 77002-4995	New York, New York 10166
(713) 229-1234	(212) 309-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

CenterPoint Energy, Inc.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CenterPoint Energy Houston Electric, LLC

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CenterPoint Energy Resources Corp.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
CenterPoint Energy, Inc. (CenterPoint Energy)
Senior Debt Securities
Junior Subordinated Debt Securities
Common Stock, $0.01 par value
Preferred Stock, $0.01 par value
Stock Purchase Contracts
Equity Units
Depositary Shares
CenterPoint Energy Houston Electric, LLC (Houston Electric)
General Mortgage Bonds
CenterPoint Energy Resources Corp. (CERC Corp.)
Senior Debt Securities

(1)

There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, which may be senior or junior subordinated, such indeterminate number of stock purchase contracts and equity units, and such indeterminate number of depositary shares of CenterPoint Energy, such indeterminate principal amount of general mortgage bonds of Houston Electric and such indeterminate principal amount of senior debt securities of CERC Corp. as may from time to time be offered at indeterminate prices and as may be issuable upon the conversion, redemption, exchange or exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.

(2)	In accordance with Rule 456(b) and Rule 457(r), the registrants are deferring payment of the registration fee required in connection with this registration statement.

Explanatory Note

This registration statement contains the following three base prospectuses for use in connection with separate offerings by the respective companies.

1. A base prospectus for use by CenterPoint Energy, Inc. (“CenterPoint Energy”) in connection with the offer and sale from time to time of its common stock, preferred stock, debt securities, which may be senior or junior subordinated, stock purchase contracts, equity units and depositary shares.

2. A base prospectus for use by CenterPoint Energy Houston Electric, LLC (“Houston Electric”) in connection with the offer and sale from time to time of its general mortgage bonds. Houston Electric is an indirect, wholly-owned subsidiary of CenterPoint Energy.

3. A base prospectus for use by CenterPoint Energy Resources Corp. (“CERC Corp.”) in connection with the offer and sale from time to time of its senior debt securities. CERC Corp. is an indirect, wholly-owned subsidiary of CenterPoint Energy.

Each offering of securities made under this registration statement will be made by the respective company pursuant to the prospectus applicable to its securities, with the specific terms of the securities offered thereby set forth in a prospectus supplement.

PROSPECTUS

CenterPoint Energy, Inc.

1111 Louisiana

Houston, Texas 77002

(713) 207-1111

CENTERPOINT ENERGY, INC.

SENIOR DEBT SECURITIES

JUNIOR SUBORDINATED DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

STOCK PURCHASE CONTRACTS

EQUITY UNITS

DEPOSITARY SHARES

We will provide additional terms of our securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

The Offering

We may offer from time to time:

•	senior debt securities;

•	junior subordinated debt securities;

•	common stock;

•	preferred stock;

•	stock purchase contracts;

•	equity units; and

•	depositary shares.

Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol “CNP.”

Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will file a supplement to this prospectus with the SEC that will describe the specific terms of the offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information or make any representations other than those contained in this prospectus, any prospectus supplement and any communication from us or any underwriter specifying the final terms of a particular offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement or any communication from us or any underwriter specifying the final terms of a particular offering is accurate as of any date other than the date on the front of that document. Any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

References in this prospectus to the terms “we,” “us,” “our” or other similar terms mean CenterPoint Energy, Inc. and its subsidiaries, unless the context clearly indicates otherwise.

The Bank of New York Mellon Trust Company, National Association, in each of its capacities referenced herein, including, but not limited to, trustee, purchase contract agent, collateral agent, custodial agent, securities intermediary and paying agent, has not participated in the preparation of this prospectus and assumes no responsibility for its content.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a Web site that contains information we file electronically with the SEC, which you can access at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

Our Web site is located at http://investors.centerpointenergy.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our Web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our Web site or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

This prospectus, which includes information incorporated by reference (see “Incorporation by Reference” below), is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available through the SEC’s Web site.

INCORPORATION BY REFERENCE

We are “incorporating by reference” into this prospectus certain information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC that is deemed incorporated by reference into this prospectus (which does not include information deemed pursuant to the SEC’s rules to be furnished to and not filed with the SEC) will automatically update and supersede information previously included.

We are incorporating by reference into this prospectus the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed pursuant to the SEC’s rules to be furnished and not filed with the SEC) until all the securities are sold:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (except for Items 6, 7, 7A and 8, which have been superseded by Items included in the Current Report on Form 8-K filed on May 19, 2020), including the portions of our definitive proxy statement filed on Schedule 14A on March 13, 2020 that are specifically incorporated by reference therein;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

•

our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on February 3, 2020 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1 thereto), February  19, 2020, February 24, 2020 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1 thereto), March 6, 2020, March 9, 2020, April 2, 2020 (other than the information furnished pursuant to Item 7.01 and Exhibits 99.1 and 99.2 thereto), April 2, 2020, April 7, 2020, April 9, 2020 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.2), April  27, 2020, May 7, 2020 (other than information furnished pursuant to Items 2.02 and 7.01 and Exhibits 99.1 and 99.2 thereto) and May 19, 2020;

•

the description of our common stock contained in our Current Report on Form 8-K filed with the SEC on April 5, 2013, as amended by our Current Reports on Form 8-K filed with the SEC on July  30, 2014, December 11, 2015 and February 24, 2017 and Item 9B of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and we may further update that description from time to time;

•	the description of our Series A Preferred Stock (as defined below) contained in our Current Report on Form 8-K filed with the SEC on August 23, 2018;

•	the description of our Series B Preferred Stock (as defined below) contained in our Current Report on Form 8-K filed with the SEC on October 1, 2018; and

•	the description of our Series C Preferred Stock (as defined below) contained in our Current Report on Form 8-K filed with the SEC on May 7, 2020.

You may also obtain a copy of our filings with the SEC at no cost by writing to or telephoning us at the following address:

CenterPoint Energy, Inc.

Attn: Investor Relations

P.O. Box 4567

Houston, Texas 77210-4567

(713) 207-6500

ABOUT CENTERPOINT ENERGY, INC.

We are a public utility holding company and own interests in Enable Midstream Partners, LP (“Enable”) as described below. As of the date of this prospectus, our operating subsidiaries were as follows:

•	CenterPoint Energy Houston Electric, LLC (“Houston Electric”) owns and operates electric transmission and distribution facilities in the Texas Gulf Coast area that includes the city of Houston.

•

CenterPoint Energy Resources Corp. (“CERC Corp.”) (i) owns and operates natural gas distribution systems in six states; (ii) owns and operates permanent pipeline connections through interconnects with various interstate and intrastate pipeline companies through CenterPoint Energy Intrastate Pipelines, LLC (“CEIP”); and (iii) provides temporary delivery of liquefied natural gas and compressed natural gas throughout the contiguous 48 states through CenterPoint Energy Mobile Energy Solutions, Inc.

•	Vectren Corporation (“Vectren”) holds three public utilities through its wholly-owned subsidiary, Vectren Utility Holdings, Inc., a public utility holding company:

•	Indiana Gas Company, Inc. provides energy delivery services to natural gas customers located in central and southern Indiana;

•

Southern Indiana Gas and Electric Company (“SIGECO”) provides energy delivery services to electric and natural gas customers located near Evansville in southwestern Indiana and owns and operates electric generation assets to serve its electric customers and optimizes those assets in the wholesale power market; and

•	Vectren Energy Delivery of Ohio, Inc. provides energy delivery services to natural gas customers located near Dayton in west-central Ohio.

•

Vectren performs non-utility activities through Energy Systems Group, LLC, which provides energy performance contracting and sustainable infrastructure services, such as renewables, distributed generation and combined heat and power projects.

As of the date of this prospectus, we, indirectly through CenterPoint Energy Midstream, Inc., our direct, wholly-owned subsidiary, owned approximately 53.7% of the common units representing limited partner interests in Enable, and 50% of the management interest and 40% of the incentive distribution rights in Enable GP, LLC, Enable’s general partner. CenterPoint Energy also directly owned an aggregate of 14,520,000 10% Series A Fixed-to-Floating Non-Cumulative Redeemable Perpetual Preferred Units, representing limited partner interests in Enable (“Enable Series A Preferred Units”). Enable owns, operates and develops natural gas and crude oil infrastructure assets.

On February 24, 2020, CERC Corp. entered into an agreement to sell CenterPoint Energy Services, Inc., which obtains and offers competitive variable and fixed-price physical natural gas supplies and services primarily to commercial and industrial customers and electric and natural gas utilities in over 30 states and represents substantially all of the businesses within our Energy Services reportable segment (the “Energy Services Disposal Group”). This transaction does not include our subsidiary CEIP and its assets. The transaction is expected to close in the second quarter of 2020.

Our principal executive offices are located at 1111 Louisiana, Houston, Texas 77002 (telephone number: (713) 207-1111).

RISK FACTORS

Our businesses are influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect actual operating results, cash flows and financial condition. These risk factors include those described as such in the documents that are incorporated by reference in this prospectus (which risk factors are incorporated herein by reference), and could include additional uncertainties not presently known to us or that we currently do not consider material. Before making an investment decision, you should carefully consider these risks as well as any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In this prospectus, including the information we incorporate by reference, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information reasonably available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:

•

the performance of Enable, the amount of cash distributions we receive from Enable, Enable’s ability to redeem the Enable Series A Preferred Units in certain circumstances and the value of our interest in Enable, and factors that may have a material impact on such performance, cash distributions and value, including factors such as:

•

competitive conditions in the midstream industry, and actions taken by Enable’s customers and competitors, including drilling, production and capital spending decisions of third parties and the extent and timing of the entry of additional competition in the markets served by Enable;

•

the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly prices of natural gas and natural gas liquids (“NGLs”), the competitive effects of the available pipeline capacity in the regions served by Enable, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable’s interstate pipelines;

•

economic effects of the recent actions of Saudi Arabia, Russia and other oil-producing countries, which have resulted in a substantial decrease in oil and natural gas prices, and the combined impact of these events and COVID-19 on commodity prices;

•	the demand for crude oil, natural gas, NGLs and transportation and storage services;

•	environmental and other governmental regulations, including the availability of drilling permits and the regulation of hydraulic fracturing;

•	recording of goodwill, long-lived asset or other than temporary impairment charges by or related to Enable;

•	the timing of payments from Enable’s customers under existing contracts, including minimum volume commitment payments;

•	changes in tax status; and

•	access to debt and equity capital;

•

the COVID-19 pandemic and its effect on our and Enable’s operations, business and financial condition, our industries and the communities we serve, U.S. and world financial markets and supply chains, potential regulatory actions and changes in customer and stakeholder behaviors relating thereto;

•

volatility and a substantial recent decline in the markets for oil and natural gas as a result of the actions of crude-oil exporting nations and the Organization of Petroleum Exporting Countries and reduced worldwide consumption due to the COVID-19 pandemic;

•

the expected benefits of our merger with Vectren and integration, including the outcome of shareholder litigation filed against Vectren that could reduce anticipated benefits of our merger with Vectren as well as the ability to successfully integrate the Vectren businesses and to realize anticipated benefits and commercial opportunities;

•	the recording of impairment charges, including any impairment or loss associated with the sale of our Infrastructure Services and Energy Services Disposal Groups;

•

industrial, commercial and residential growth in our service territories and changes in market demand, including the demand for our non-utility products and services and effects of energy efficiency measures and demographic patterns;

•	timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment;

•	future economic conditions in regional and national markets and their effect on sales, prices and costs;

•	weather variations and other natural phenomena, including the impact of severe weather events on operations and capital;

•

state and federal legislative and regulatory actions or developments affecting various aspects of our businesses (including the businesses of Enable), including, among others, energy deregulation or re-regulation, pipeline integrity and safety and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by our regulated businesses;

•

tax legislation, including the effects of the Coronavirus Aid, Relief and Economic Security Act and of the tax reform legislation informally called the Tax Cuts and Jobs Act of 2017 (which includes any potential changes to interest deductibility) and uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred income taxes and our rates;

•	our and CERC Corp.’s ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms;

•	the timing and extent of changes in commodity prices, particularly natural gas and coal, and the effects of geographic and seasonal commodity price differentials on CERC Corp. and Enable;

•

the ability of our and CERC Corp.’s non-utility business operating in the Energy Services Disposal Group to effectively optimize opportunities related to natural gas price volatility and storage activities, including weather-related impacts;

•	actions by credit rating agencies, including any potential downgrades to credit ratings;

•

problems with regulatory approval, legislative actions, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or cancellation or in cost overruns that cannot be recouped in rates;

•	the availability and prices of raw materials and services and changes in labor for current and future construction projects;

•

local, state and federal legislative and regulatory actions or developments relating to the environment, including, among others, those related to global climate change, air emissions, carbon, waste water discharges and the handling and disposal of coal combustion residuals that could impact the continued operation, and/or cost recovery of generation plant costs and related assets;

•	the impact of unplanned facility outages or other closures;

•

any direct or indirect effects on our or Enable’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt our businesses or the businesses of third parties, or other catastrophic events such as fires, ice, earthquakes, explosions, leaks, floods, droughts, hurricanes, tornadoes, pandemic health events or other occurrences;

•	our ability to invest planned capital and the timely recovery of our investments, including those related to SIGECO’s anticipated Integrated Resource Plan;

•

our ability to successfully construct and operate electric generating facilities, including complying with applicable environmental standards and the implementation of a well-balanced energy and resource mix, as appropriate;

•	our ability to control operation and maintenance costs;

•	the sufficiency of our insurance coverage, including availability, cost, coverage and terms and ability to recover claims;

•	the investment performance of our pension and postretirement benefit plans;

•	changes in interest rates and their impact on costs of borrowing and the valuation of our pension benefit obligation;

•

commercial bank and financial market conditions, our access to capital, the cost of such capital, and the results of our financing and refinancing efforts, including availability of funds in the debt capital markets;

•	changes in rates of inflation;

•	inability of various counterparties to meet their obligations to us;

•	non-payment for our services due to financial distress of our customers;

•	the extent and effectiveness of our and Enable’s risk management and hedging activities, including, but not limited to financial and weather hedges and commodity risk management activities;

•	timely and appropriate regulatory actions, which include actions allowing securitization, for any future hurricanes or natural disasters or other recovery of costs;

•

the ability of retail electric providers (“REPs”), including REP affiliates of NRG Energy, Inc. and Vistra Energy Corp., formerly known as TCEH Corp., to satisfy their obligations to us and Houston Electric;

•

our or Enable’s potential business strategies and strategic initiatives, including restructurings, joint ventures and acquisitions or dispositions of assets or businesses, including the proposed sale of the Energy Services Disposal Group, which we and Enable cannot assure will be completed or will have the anticipated benefits to us or Enable;

•	acquisition and merger activities involving us or our competitors, including the ability to successfully complete merger, acquisition and divestiture plans;

•	our or Enable’s ability to recruit, effectively transition and retain management and key employees and maintain good labor relations;

•	the outcome of litigation;

•

the development of new opportunities and the performance of projects undertaken by ESG, including, among other factors, the level of success in bidding contracts and cancellation and/or reductions in the scope of projects by customers and obligations related to warranties and guarantees;

•	changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation;

•	the impact of alternate energy sources on the demand for natural gas;

•	the timing and outcome of any audits, disputes and other proceedings related to taxes;

•	the effective tax rates;

•	the transition to a replacement for the London Interbank Offered Rate benchmark interest rate;

•	the effect of changes in and application of accounting standards and pronouncements; and

•

other factors we discuss in “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated herein by reference, and in other reports we file from time to time with the SEC that are incorporated by reference.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we anticipate using any net proceeds from the sale of our securities offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to:

•	working capital,

•	capital expenditures,

•	acquisitions,

•	the repayment or refinancing of debt, and

•	loans or advances to subsidiaries.

Pending any specific application, we may initially invest funds, loan funds to affiliates or apply them to the reduction of short-term indebtedness, commercial paper or debt under our revolving credit facility.

DESCRIPTION OF OUR DEBT SECURITIES

The debt securities offered by this prospectus will be CenterPoint Energy’s general unsecured obligations. CenterPoint Energy will issue senior debt securities (“senior debt securities”) under an indenture, dated as of May 19, 2003, between CenterPoint Energy and The Bank of New York Mellon Trust Company, National Association (successor in trust to JPMorgan Chase Bank), as trustee (as supplemented from time to time, the “senior indenture”) and junior subordinated debt securities (“junior subordinated debt securities”) under a separate indenture to be entered into between us and The Bank of New York Mellon Trust Company, National Association, as trustee (as supplemented from time to time, the “junior subordinated indenture”). We will refer to the senior indenture and the junior subordinated indenture together as the “indentures,” and each as an “indenture.” The indentures will be substantially identical, except for provisions relating to subordination and covenants. We have filed, through incorporation by reference, the senior indenture and a form of the junior subordinated indenture as exhibits to the registration statement of which this prospectus is a part. We have summarized selected provisions of the indentures and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indentures. References to section numbers in this description of our debt securities, unless otherwise indicated, are references to section numbers of the indentures.

You should carefully read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture that may be important to you before investing in our senior debt securities or junior subordinated debt securities.

Provisions Applicable to Each Indenture

General. We may issue debt securities from time to time in one or more series under the applicable indenture. There is no limitation on the amount of debt securities we may issue under either indenture. We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus. The terms of our debt securities will include those set forth in the applicable indenture and those made a part of such indenture by the Trust Indenture Act of 1939 (Trust Indenture Act).

Subject to the exceptions, and subject to compliance with the applicable requirements set forth in the applicable indenture, we may discharge our obligations under the indentures with respect to our debt securities as described below under “— Defeasance.”

Terms. We will describe the specific terms of the series of debt securities being offered in a supplement to this prospectus. These terms will include some or all of the following:

•	the title of the debt securities,

•	whether the debt securities are senior debt securities or junior subordinated debt securities,

•	any limit on the total principal amount of the debt securities,

•	the date or dates on which the principal of the debt securities will be payable or the method used to determine or extend those dates,

•

any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing, the basis for calculating interest if other than a 360-day year of twelve 30-day months and any right to extend or defer interest payments and the duration of such extension or deferral,

•

the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange, and notices and demands to or upon us relating to the debt securities may be made,

•	any provisions that would allow or obligate us to redeem or purchase the debt securities prior to their maturity,

•	the denominations in which we will issue the debt securities, if other than denominations of an integral multiple of $1,000,

•	any provisions that would determine payments on the debt securities by reference to an index or a formula,

•	any foreign currency, currencies or currency units in which payments on the debt securities will be payable and the manner for determining the equivalent amount in U.S. dollars ($),

•	any provisions for payments on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable,

•

the percentage of the principal amount at which the debt securities will be issued and the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the entire principal amount,

•

if the principal amount to be paid at the stated maturity of the debt securities is not determinable as of one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount as of any such date for any purpose,

•

any variation of the defeasance and covenant defeasance sections of the applicable indenture and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution,

•

whether we will issue the debt securities in the form of temporary or permanent global securities, the depositories for the global securities, and provisions for exchanging or transferring the global securities,

•	whether the interest rate of the debt securities may be reset,

•	whether the stated maturity of the debt securities may be extended,

•

any addition to or change in the events of default for the debt securities and any change in the right of the trustee or the holders of the debt securities to declare the principal amount of the debt securities due and payable,

•	any addition to or change in the covenants in the applicable indenture,

•	any additions or changes to the applicable indenture necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

•	the appointment of any paying agents for the debt securities, if other than the trustee,

•	the terms of any right to convert or exchange the debt securities into any other securities or property,

•	the terms and conditions, if any, pursuant to which the debt securities are secured,

•	any restriction or condition on the transferability of the debt securities,

•	with respect to the junior subordinated indenture, any changes to the subordination provisions for the junior subordinated debt securities, and

•	any other terms of the debt securities consistent with the applicable indenture. (Section 301)

Any limit on the maximum total principal amount for any series of the debt securities may be increased by resolution of our board of directors. We may sell the debt securities, including original issue discount securities, at a substantial discount below their stated principal amount. If there are any special United States federal income tax considerations applicable to debt securities we sell at an original issue discount, we will describe them in the prospectus supplement. In addition, we will describe in the prospectus supplement any special United States federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.

Form, Exchange and Transfer. We will issue the debt securities in registered form, without coupons. Unless we inform you otherwise in the prospectus supplement, we will only issue debt securities in denominations of integral multiples of $1,000. (Section 302)

Holders generally will be able to exchange debt securities for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations. (Section 305)

Holders may present debt securities for exchange or for registration of transfer at the office of the security registrar or at the office of any transfer agent we designate for that purpose. The security registrar or designated transfer agent will exchange or transfer the debt securities if it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any exchange or registration of transfer of debt securities. However, we may require payment of a sum sufficient to cover any tax or other governmental charge payable for the registration of transfer or exchange. Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee as security registrar. We will identify any transfer agent in addition to the security registrar in the prospectus supplement. (Section 305) At any time we may:

•	designate additional transfer agents,

•	rescind the designation of any transfer agent, or

•	approve a change in the office of any transfer agent.

However, we are required to maintain a transfer agent in each place of payment for the debt securities at all times. (Sections 305 and 1002)

If we elect to redeem a series of debt securities, neither we nor the trustee will be required:

•

to issue, register the transfer of or exchange any debt securities of that series during the period beginning at the opening of business 15 days before the day we mail the notice of redemption for the series and ending at the close of business on the day the notice is mailed, or

•

to register the transfer or exchange of any debt security of that series if we have selected the series for redemption, in whole or in part, except for the unredeemed portion of the series. (Section 305)

Book-entry. We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Payment and Paying Agents. Under both indentures, we will pay interest on the debt securities to the persons in whose names the debt securities are registered at the close of business on the regular record date for each interest payment. However, unless we inform you otherwise in the prospectus supplement, we will pay the interest payable on the debt securities at their stated maturity to the persons to whom we pay the principal amount of the debt securities. The initial payment of interest on any series of debt securities issued between a regular record date and the related interest payment date will be payable in the manner provided by the terms of the series, which we will describe in the prospectus supplement. (Section 307)

Unless we inform you otherwise in the prospectus supplement, we will pay principal, premium, if any, and interest on the debt securities at the offices of the paying agents we designate. However, except in the case of a global security, we may pay interest by:

•	check mailed to the address of the person entitled to the payment as it appears in the security register, or

•	by wire transfer in immediately available funds to the place and account designated in writing by the person entitled to the payment as specified in the security register.

We will designate the trustee as the sole paying agent for the debt securities unless we inform you otherwise in the prospectus supplement. If we initially designate any other paying agents for a series of debt securities, we will identify them in the prospectus supplement. At any time, we may designate additional paying agents or rescind the designation of any paying agents. However, we are required to maintain a paying agent in each place of payment for the debt securities at all times. (Sections 307 and 1002)

Any money deposited with the trustee or any paying agent for the payment of principal, premium, if any, and interest on the debt securities that remains unclaimed for two years after the date the payments became due, may be repaid to us upon our request. After we have been repaid, holders entitled to those payments may only look to us for payment as our unsecured general creditors. The trustee and any paying agents will not be liable for those payments after we have been repaid. (Section 1003)

Restrictive Covenants. We will describe any restrictive covenants for any series of debt securities in the prospectus supplement.

Consolidation, Merger and Sale of Assets. Under both indentures, we may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, referred to as a “successor person” unless:

•

the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia,

•	the successor person expressly assumes our obligations with respect to the debt securities and the applicable indenture,

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, would occur and be continuing, and

•	we have delivered to the trustee the certificates and opinions required under the applicable indenture. (Section 801)

As used in the indenture, the term “corporation” means a corporation, association, company, limited liability company, joint-stock company or business trust.

Events of Default. Unless we inform you otherwise in the prospectus supplement, each of the following will be an event of default under each indenture for a series of debt securities:

•	our failure to pay principal or premium, if any, on that series when due, including at maturity or upon redemption or acceleration,

•	our failure to pay any interest on that series for 30 days after the interest becomes due,

•	our failure to deposit any sinking fund payment, when due, relating to that series,

•

our failure to perform, or our breach in any material respect of, any other covenant or warranty in the applicable indenture, other than a covenant or warranty included in such indenture solely for the benefit of another series of debt securities, for 90 days after either the trustee or holders of at least 25% in principal amount of the outstanding debt securities of that series have given us written notice of the breach in the manner required by the applicable indenture,

•	specified events involving our bankruptcy, insolvency or reorganization, and

•	any other event of default we may provide for that series,

provided, however, that no event described in the fourth bullet point above will be an event of default until an officer of the trustee, assigned to and working in the trustee’s corporate trust department, has actual knowledge of the event or until the trustee receives written notice of the event at its corporate trust office. (Section 501)

If an event of default for a series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series due and immediately payable. To declare the principal amount of that series of debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the applicable indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the series of debt securities.

The right described in the preceding paragraph does not apply if an event of default described in the fifth bullet point above occurs, or an event of default described in the sixth bullet point above that applies to all outstanding debt securities under the applicable indenture occurs. If one of the events of default described in the fifth bullet point above occurs with respect to the debt securities of any series, the debt securities of that series then outstanding under the applicable indenture will be due and payable immediately. If any of the events of default described in the sixth bullet point above that apply to all outstanding debt securities under an indenture occurs and is continuing, either the trustee or holders of at least 25% in principal amount of all of the debt securities then outstanding under the applicable indenture, treated as one class, may declare the principal amount of all of the debt securities then outstanding under such indenture to be due and payable immediately. To declare the principal amount of the debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the applicable indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the debt securities.

However, after any declaration of acceleration of a series of debt securities, but before a judgment or decree for payment has been obtained, the event of default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

•	all overdue interest,

•	the principal and premium, if any, due otherwise than by the declaration of acceleration and any interest on such amounts,

•	any interest on overdue interest, to the extent legally permitted, and

•	all amounts due to the trustee under the applicable indenture, and

•

all events of default with respect to that series of debt securities, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived. (Section 502)

If an event of default occurs and is continuing, the trustee will generally have no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless the holders offer reasonable indemnity to the trustee. (Section 603) The holders of a majority in principal amount of the outstanding debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee for the debt securities of that series, provided that:

•	the direction is not in conflict with any law or the applicable indenture,

•	the trustee may take any other action it deems proper which is not inconsistent with the direction, and

•

the trustee will have the right to decline to follow the direction if an officer of the trustee determines, in good faith, that the proceeding would involve the trustee in personal liability or would otherwise be contrary to applicable law. (Section 512)

A holder of a debt security of any series may only pursue a remedy under the applicable indenture if:

•	the holder gives the trustee written notice of a continuing event of default for that series,

•	holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to institute proceedings with respect to the event of default,

•	the holders offer reasonable indemnity to the trustee,

•	the trustee fails to pursue that remedy within 60 days after receipt of the notice, request and offer of indemnity, and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request. (Section 507)

However, these limitations do not apply to a suit by a holder of a debt security demanding payment of the principal, premium, if any, or interest on a debt security on or after the date the payment is due. (Section 508)

We will be required to furnish to the trustee annually a statement by some of our officers regarding our performance or observance of any of the terms of the applicable indenture and specifying all of our known defaults, if any. (Section 1004)

Modification and Waiver. We may enter into one or more supplemental indentures to either indenture with the trustee without the consent of the holders of the debt securities to:

•	evidence the succession of another corporation to us, or successive successions and the assumption of our covenants, agreements and obligations by a successor,

•	add to our covenants for the benefit of the holders of any series of debt securities or to surrender any of our rights or powers,

•	add events of default for any series of debt securities,

•	add to or change any provision of the applicable indenture to the extent necessary to issue debt securities in bearer form,

•

add to, change or eliminate any provision of the applicable indenture applying to one or more series of debt securities, including, for the junior subordinated indenture, the subordination provisions, provided that if such action adversely affects the interests of any holder of any series of debt securities issued thereunder, the addition, change or elimination will become effective with respect to that series only when no security of that series remains outstanding,

•	convey, transfer, assign, mortgage or pledge any property to or with the trustee or to surrender any right or power conferred upon us by the applicable indenture,

•	establish the form or terms of any series of debt securities,

•	provide for uncertificated securities in addition to certificated securities,

•	evidence and provide for successor trustees or to add to or change any provisions to the extent necessary to appoint a separate trustee or trustees for a specific series of debt securities,

•

correct any ambiguity, defect or inconsistency under the applicable indenture, provided that such action does not adversely affect the interests of the holders of any series of debt securities issued thereunder,

•

supplement any provisions of the applicable indenture necessary to defease and discharge any series of debt securities, provided that such action does not adversely affect the interests of the holders of any series of debt securities issued thereunder,

•	comply with the rules or regulations of any securities exchange or automated quotation system on which any debt securities are listed or traded, or

•

add, change or eliminate any provisions of the applicable indenture in accordance with any amendments to the Trust Indenture Act, provided that the action does not adversely affect the rights or interests of any holder of debt securities issued thereunder. (Section 901)

We may enter into one or more supplemental indentures to either indenture with the trustee to add to, change or eliminate provisions of such indenture or to modify the rights of the holders of one or more series of debt securities if we obtain the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the supplemental indenture, treated as one class. However, without the consent of the holders of each outstanding debt security affected by the supplemental indenture, we may not enter into a supplemental indenture that:

•	changes the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, except to the extent permitted by the applicable indenture,

•	reduces the principal amount of, or any premium or interest on, any debt security,

•	reduces the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof,

•	changes the place or currency of payment of principal, premium, if any, or interest,

•	impairs the right to institute suit for the enforcement of any payment on any debt security,

•

reduces the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification of the applicable indenture, for waiver of compliance with certain provisions of such indenture or for waiver of certain defaults,

•

makes certain modifications to the provisions for modification of the applicable indenture and for certain waivers, except to increase the principal amount of debt securities necessary to consent to any such charge,

•	in the case of the junior subordinated indenture, modifies the subordination provisions in a manner adverse to the holders of the junior subordinated debt securities,

•

makes any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, or

•	changes the terms and conditions pursuant to which any series of debt securities is secured in a manner adverse to the holders of the debt securities. (Section 902)

In addition, we may not modify the subordination provisions of any outstanding junior subordinated debt securities without the consent of each holder of our senior indebtedness that would be adversely affected thereby. The term “senior indebtedness” is defined below under “— Provisions Applicable Solely to Junior Subordinated Debt Securities — Subordination.”

Holders of a majority in principal amount of the outstanding debt securities of any series may waive past defaults or noncompliance with restrictive provisions of the applicable indenture with respect to such series. However, the consent of holders of each outstanding debt security of a series is required to:

•	waive any default in the payment of principal, premium, if any, or interest, or

•

waive any covenants and provisions of the applicable indenture that may not be amended without the consent of the holder of each outstanding debt security of the series affected. (Sections 513 and 1006)

To determine whether the holders of the requisite principal amount of the outstanding debt securities have taken an action under the applicable indenture as of a specified date:

•

the principal amount of an “original issue discount security” that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date,

•

if, as of that date, the principal amount payable at the stated maturity of a debt security is not determinable, for example, because it is based on an index, the principal amount of the debt security deemed to be outstanding as of that date will be an amount determined in the manner prescribed for the debt security,

•

the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of that date in the manner prescribed for the debt security, of the principal amount of the debt security or, in the case of a debt security described in the two preceding bullet points, of the amount described above, and

•	debt securities owned by us or any other obligor upon the debt securities or any of our or their affiliates will be disregarded and deemed not to be outstanding.

An “original issue discount security” means a debt security issued under either indenture which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity. Some debt securities, including those for the payment or redemption of which money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to Section 1402 of both indentures, will not be deemed to be outstanding. (Section 101)

We will generally be entitled to set any day as a record date for determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders of outstanding debt securities. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as we may specify, or the trustee may specify, if it set the record date. (Section 104)

Satisfaction and Discharge. We may discharge our obligations under either indenture while debt securities remain outstanding if (1) all outstanding debt securities issued under the applicable indenture have become due and payable, (2) all outstanding debt securities issued under the applicable indenture will become due and payable at their scheduled maturity within one year, or (3) all outstanding debt securities issued under the applicable indenture are scheduled for redemption in one year, and in each case, we have deposited with the trustee an amount sufficient to pay and discharge all outstanding debt securities issued under the applicable indenture on the date of their scheduled maturity or the scheduled date of redemption and we have paid all other sums payable under the applicable indenture.

Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under either indenture. Unless we inform you otherwise in the prospectus supplement, if we deposit with the trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”), or

•

we will no longer have any obligation to comply with the restrictive covenants under the applicable indenture, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive.

If we effect legal defeasance of a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for our obligations to:

•	register the transfer or exchange of debt securities,

•	replace mutilated, destroyed, lost or stolen debt securities, and

•	maintain paying agencies and hold moneys for payment in trust.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect. (Sections 1401, 1402, 1403 and 1404)

Notices. Holders will receive notices by mail at their addresses as they appear in the security register or as otherwise specified in the applicable indenture. (Section 106)

Title. We may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue. (Section 309)

Governing Law. New York law will govern both indentures and the debt securities. (Section 112)

Regarding the Trustee. As of March 31, 2020, the trustee served as trustee for $3.2 billion aggregate principal amount of our debt securities and $68 million aggregate principal amount of pollution control bonds issued on our behalf. In addition, the trustee serves as trustee for debt securities of some of our subsidiaries. We and our affiliates maintain brokerage and other relationships with the trustee and its affiliates in the normal course of business.

If an event of default occurs under either indenture and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under the applicable indenture at the request of any of the holders of any debt securities issued under such indenture only after those holders have offered the trustee indemnity satisfactory to it.

If the trustee becomes one of our creditors, its rights to obtain payment of claims in specified circumstances, or to realize for its own account on certain property received in respect of any such claim as security or otherwise will be limited under the terms of the applicable indenture. (Section 613) The trustee may engage in certain other transactions; however, if the trustee acquires any conflicting interest (within the meaning specified under the Trust Indenture Act), it will be required to eliminate the conflict or resign. (Section 608)

Provisions Applicable Solely to Senior Debt Securities

Ranking. Our senior debt securities will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness.

Provisions Applicable Solely to Junior Subordinated Debt Securities

Subordination. The junior subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the junior subordinated indenture, to all of our senior indebtedness, as defined in the junior subordinated indenture.

Unless we inform you otherwise in a prospectus supplement, “senior indebtedness” means:

•

all indebtedness and obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing on the date of the junior subordinated indenture or subsequently created, incurred or assumed, and

•	all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind.

Notwithstanding the foregoing, “senior indebtedness” excludes (i) our indebtedness to our subsidiaries, (ii) trade accounts payable and accrued liabilities arising in the ordinary course of business and (iii) the junior subordinated debt securities and any other indebtedness or obligations that would otherwise constitute indebtedness if it is specifically designated as being subordinate, or not superior, in right of payment to the junior subordinated debt securities. “Senior indebtedness” includes, as of March 31, 2020, $828 million of our 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029.

We will describe additional provisions of our junior subordinated debt securities in a prospectus supplement applicable to the particular series of junior subordinated debt securities.

Defeasance. Upon the effectiveness of any defeasance or covenant defeasance permitted with respect to our junior subordinated securities, the junior subordinated debt securities then outstanding shall cease to be subordinated. See “— Provisions Applicable to Each Indenture — Defeasance.”

DESCRIPTION OF OUR CAPITAL STOCK

The following descriptions are summaries of material terms of our common stock, preferred stock, articles of incorporation and bylaws. This summary is qualified by reference to our restated articles of incorporation and third amended and restated bylaws, each as amended to date, copies of which we have filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and by the provisions of applicable law. As of May 19, 2020, our authorized capital stock consisted of:

•	1,000,000,000 shares of common stock, par value $0.01 per share, of which 544,692,086 shares were outstanding, excluding 166 shares held as treasury stock, and

•

20,000,000 shares of preferred stock, par value $0.01 per share, of which 800,000 shares of our Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”), with a liquidation preference of $1,000 per share (the “Series A Preferred Stock Stated Amount”), 977,500 shares of our 7.00% Series B Mandatory Convertible Preferred Stock (“Series B Preferred Stock”), with a liquidation preference of $1,000 per share, and 725,000 shares of our Series C Mandatory Convertible Preferred Stock (“Series C Preferred Stock”), with a liquidation preference of $1,000 per share, were outstanding.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. There are no cumulative voting rights. Subject to the voting rights expressly conferred to the holders of our preferred stock, the holders of our common stock possess exclusive full voting power for the election of directors and for all other purposes. Our bylaws provide that director nominees are elected by the vote of a majority of the votes cast with respect to the director by shareholders entitled to vote at the meeting in an uncontested election. An election is contested if, at a specified time before we file our definitive proxy statement with the SEC, the number of nominees exceeds the number of directors to be elected, in which case directors will be elected by the vote of a plurality of the votes cast by shareholders entitled to vote at the meeting.

Dividends. Subject to preferences that may be applicable to any of our outstanding preferred stock, the holders of our common stock are entitled to dividends when, as and if declared by the board of directors out of funds legally available for that purpose.

Liquidation Rights. If we are liquidated, terminated or wound up, the holders of our common stock will be entitled to a pro rata share in any distribution to shareholders, but only after satisfaction of all of our liabilities and of the prior rights of any outstanding class of our preferred stock, which may include the right to participate further with the holders of our common stock in the distribution of any of our remaining assets.

Preemptive Rights. Holders of our common stock are not entitled to any preemptive or conversion rights or other subscription rights.

Transfer Agent and Registrar. Broadridge Corporate Issuer Solutions, Inc. serves as transfer agent and registrar for our common stock.

Other Provisions. There are no redemption or sinking fund provisions applicable to our common stock. No personal liability will attach to holders of such shares under the laws of the State of Texas. Subject to the provisions of our articles of incorporation and bylaws imposing certain supermajority voting provisions, the rights of the holders of shares of our common stock may not be modified except by a vote of at least a majority of the shares outstanding, voting together as a single class.

Preferred Stock

Our board of directors may cause us to issue preferred stock from time to time in one or more series and may fix the number of shares and the terms of each series without the approval of our shareholders. Our board of directors may determine the terms of each series, including:

•	the designation of the series,

•	dividend rates and payment dates,

•	whether dividends will be cumulative, non-cumulative or partially cumulative, and related terms,

•	redemption rights,

•	liquidation rights,

•	sinking fund provisions,

•	conversion rights,

•	voting rights, and

•	any other terms.

The prospectus supplement relating to any series of preferred stock will include specific terms relating to the offering. We will file the form of the preferred stock with the SEC before we issue any of it. The prospectus supplement for any offering of preferred stock will include some or all of the following terms:

•	the title of the preferred stock,

•	the maximum number of shares of the series,

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative,

•	any liquidation preference,

•	any optional redemption provisions,

•	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock,

•	any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity,

•	any voting rights, and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an attempt to obtain control of us. For example, if, in the exercise of its fiduciary obligations, our board were to determine that a takeover proposal was not in our best interest, the board could authorize the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of the series to prevent or make the change of control transaction more difficult. Alternatively, a change of control transaction deemed by the board to be in our best interest could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the shareholders.

Existing Preferred Stock

Series A Preferred Stock

On August 21, 2018, we filed a statement of resolution (the “Series A Preferred Stock Statement of Resolution”) with the Secretary of State of the State of Texas to establish the designation, powers, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock. The Series A Preferred Stock Statement of Resolution became effective on August 22, 2018.

Holders of Series A Preferred Stock are entitled to receive out of any funds legally available, when, if and as declared by our board of directors (or a duly authorized committee of the board), cumulative cash dividends (1) for each dividend period during the period commencing on the original issue date and continuing to, but excluding, September 1, 2023, at an annual rate of 6.125% of the Series A Preferred Stock Stated Amount per share payable semi-annually in arrears on the 1st day of each March and September, respectively, in each year, beginning on March 1, 2019; and (2) for each dividend period during the period commencing on September 1, 2023 and continuing to, but excluding, the first date, if any, as of which all shares of Series A Preferred Stock have been redeemed, at an annual rate equal to three month LIBOR (as defined in the Series A Preferred Stock Statement of Resolution) for such dividend period plus a spread of 3.270% applied to the Series A Preferred Stock Stated Amount per share payable quarterly in arrears on the 1st day of each March, June, September and December, respectively, in each year, beginning on December 1, 2023.

The shares of Series A Preferred Stock are perpetual and have no maturity date. The Series A Preferred Stock may be redeemed by us at our option (i) on or after September 1, 2023, from time to time and in whole or in part, at a redemption price in cash per share equal to $1,000, or (ii) following the occurrence of a ratings event (as defined in the Series A Preferred Stock Statement of Resolution), in whole, but not in part, at a redemption price in cash per share equal to $1,020, in each case out of funds legally available for such redemption and plus an amount equal to all accumulated and unpaid dividends thereon to, but excluding, the redemption date, whether or not declared.

The Series A Preferred Stock will, with respect to anticipated dividends and distributions upon the liquidation, dissolution or winding up of our affairs, rank: senior to our common stock and to each other class or series of our capital stock established after the original issue date of the Series A Preferred Stock that is expressly made subordinated to the Series A Preferred Stock as to the payment of dividends or amounts payable on a liquidation, dissolution or winding up of our affairs; on a parity with any class or series of our capital stock established after the original issue date of the Series A Preferred Stock that is not expressly made senior or subordinated to the Series A Preferred Stock as to the payment of dividends and amounts payable on a liquidation, dissolution or winding up of our affairs; and junior to any class or series of our capital stock established after the original issue date of the Series A Preferred Stock that is expressly made senior to the Series A Preferred Stock as to the payment of dividends or amounts payable on a liquidation, dissolution or winding up of our affairs.

Except as required by the Texas Business Organizations Code (“TBOC”) or as described herein or in the Series A Preferred Stock Statement of Resolution, the Series A Preferred Stock generally does not have voting rights. Whenever dividends on shares of Series A Preferred Stock have not been declared and paid for the equivalent of three or more semi-annual or six or more quarterly dividend periods, whether or not consecutive, the holders of such shares of Series A Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined in the Series A Preferred Stock Statement of Resolution) then outstanding, will be entitled at our next annual or special meeting of shareholders to vote for the election of a total of two additional members of our board of directors, subject to certain limitations.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting as a single class, we may not amend our restated articles of incorporation or the Series A Preferred Stock Statement of Resolution in a way that would have an adverse effect on the existing powers, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock then outstanding, we may not create or issue any series of our capital stock established after the original issue date of the Series A Preferred Stock that is expressly made senior to the Series A Preferred Stock as to the payment of dividends or amounts payable on liquidation, dissolution or winding up of our affairs.

Subject to certain exceptions, unless full cumulative dividends have been or contemporaneously are being paid on all outstanding shares of Series A Preferred Stock and any parity stock through the most recently completed respective dividend periods, we (1) will not declare, or pay, or set aside for payment, dividends on any junior stock (which includes our common stock) and (2) may not redeem, repurchase or otherwise acquire shares of our common stock or any other junior stock. To the extent a dividend period applicable to a class of junior stock or parity stock is shorter than the dividend period applicable to the Series A Preferred Stock (e.g., quarterly rather than semi-annual), we may declare and pay regular dividends with respect to such junior stock or parity stock so long as, at the time of declaration of such dividend, it expects to have sufficient funds to pay the full dividend in respect of the Series A Preferred Stock on the next successive dividend payment date.

Whenever dividends on shares of Series A Preferred Stock have not been declared and paid for the equivalent of three or more semi-annual or six or more quarterly dividend periods, whether or not consecutive, the holders of such shares of Series A Preferred Stock, voting together as a single class with holders of any and all other series of our voting preferred stock then outstanding, will be entitled to elect a total of two additional members of our board of directors, subject to certain limitations. This right shall terminate when all accumulated dividends have been paid in full and the authorized number of directors shall automatically decrease by two, subject to the revesting of that right in the event of each subsequent nonpayment.

In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of the Series A Preferred Stock will be entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, and subject to the rights of holders of our senior stock and parity stock in respect of distributions upon our liquidation, dissolution or winding up, and before any distribution of assets is made to holders of our junior stock, a liquidation preference of $1,000 per share, plus accumulated and unpaid dividends. If, upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the amounts payable with respect to the liquidation preference or an amount equal to accumulated and unpaid dividends of the Series A Preferred Stock and all parity stock, as the case may be, are not paid in full, the holders of the Series A Preferred Stock and any parity stock will share equally and ratably in any distribution of our assets in proportion to the respective liquidation preferences or amounts equal to accumulated and unpaid dividends, as applicable, to which they are entitled.

The foregoing description of the terms of the Series A Preferred Stock is not complete and is qualified in its entirety by reference to the Series A Preferred Stock Statement of Resolution, a copy of which is filed, through incorporation by reference, as Exhibit 4.5 to the registration statement of which this prospectus forms a part.

Series B Preferred Stock

On September 26, 2018, we filed a statement of resolution (the “Series B Preferred Stock Statement of Resolution”) with the Secretary of State of the State of Texas to establish the designation, powers, preferences, rights, qualifications, limitations and restrictions of the Series B Preferred Stock. The Series B Preferred Stock Statement of Resolution became effective on October 1, 2018.

Dividends on the Series B Preferred Stock are payable on a cumulative basis when, as and if declared by our board of directors, or an authorized committee thereof, at an annual rate of 7.00% on the liquidation preference of $1,000 per share. We may pay declared dividends in cash or, subject to certain limitations, in shares of common stock, or in any combination of cash and shares of common stock on March 1, June 1, September 1 and December 1 of each year, commencing on December 1, 2018 and ending on, and including, September 1, 2021.

Unless previously converted or redeemed, each share of Series B Preferred Stock will convert automatically on the mandatory conversion date, which is expected to be September 1, 2021, into between 30.5820 and 36.6980 shares of our common stock (as of the effective date of the Series B Preferred Stock Statement of Resolution), subject to certain anti-dilution adjustments. The number of shares of our common stock issuable upon conversion will be determined based on the average volume weighted average price per share of our common stock over the 20 trading day period beginning on, and including, the 21st scheduled trading day prior to September 1, 2021. The Series B Preferred Stock may be converted into shares of our common stock prior to the mandatory conversion date at the option of the holders thereof.

The Series B Preferred Stock will, with respect to anticipated dividends and distributions upon the liquidation, dissolution or winding up of our affairs, rank: senior to our common stock and to each other class or series of our capital stock established after the original issue date of the Series B Preferred Stock that is expressly made subordinated to the Series B Preferred Stock as to the payment of dividends or amounts payable on a liquidation, dissolution or winding up of our affairs; on a parity with the Series A Preferred Stock and any other class or series of our capital stock established after the original issue date of the Series B Preferred Stock that is not expressly made senior or subordinated to the Series B Preferred Stock as to the payment of dividends and amounts payable on a liquidation, dissolution or winding up of our affairs; and junior to any class or series of our capital stock established after the original issue date of the Series B Preferred Stock that is expressly made senior to the Series B Preferred Stock as to the payment of dividends or amounts payable on a liquidation, dissolution or winding up of our affairs.

Except as required by the TBOC or as described herein or in the Series B Preferred Stock Statement of Resolution, the Series B Preferred Stock generally does not have voting rights. Whenever dividends on shares of our Series B Preferred Stock have not been declared and paid for six or more dividend periods, whether or not consecutive, the holders of such shares of Series B Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined in the Series B Preferred Stock Statement of Resolution) then outstanding, will be entitled at our next annual or special meeting of shareholders to vote for the election of a total of two additional members of our board of directors, subject to certain limitations.

Unless we have received the affirmative vote or consent of holders of at least two-thirds of the outstanding shares of our Series B Preferred Stock, voting as a single class, we may not amend our restated articles of incorporation or the Series B Preferred Stock Statement of Resolution in a way that would have an adverse effect on the existing powers, preferences, rights, qualifications, limitations and restrictions of our Series B Preferred Stock.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of our Series B Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock then outstanding, we may not create or issue any series of our capital stock established after the initial issue date that is expressly made senior to our Series B Preferred Stock as to the payment of dividends or amounts payable on a liquidation, dissolution or winding up of our affairs.

Subject to certain exceptions, unless full cumulative dividends have been or contemporaneously are being paid on all outstanding shares of Series B Preferred Stock and any parity stock through the most recently completed respective dividend periods, we (1) will not declare, or pay, or set aside for payment, dividends on any junior stock (which includes our common stock) and (2) may not redeem, repurchase or otherwise acquire shares of our common stock or any other junior stock.

Whenever dividends on shares of Series B Preferred Stock have not been declared and paid for six or more quarterly dividend periods, whether or not consecutive, the holders of such shares of Series B Preferred Stock, voting together as a single class with holders of any and all other series of our voting preferred stock then outstanding, will be entitled to elect a total of two additional members of our board of directors, subject to certain limitations. This right shall terminate when all accumulated dividends have been paid in full and the authorized number of directors shall automatically decrease by two, subject to the revesting of that right in the event of each subsequent nonpayment.

In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of the Series B Preferred Stock will be entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, and subject to the rights of holders of our senior stock and parity stock in respect of distributions upon our liquidation, dissolution or winding up, and before any distribution of assets is made to holders of our junior stock, a liquidation preference of $1,000 per share, plus accumulated and unpaid dividends. If, upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the amounts payable with respect to the liquidation preference or an amount equal to accumulated and unpaid dividends of the Series B Preferred Stock and all parity stock, as the case may be, are not paid in full, the holders of the Series B Preferred Stock and any parity stock will share equally and ratably in any distribution of our assets in proportion to the respective liquidation preferences or amounts equal to accumulated and unpaid dividends, as applicable, to which they are entitled.

The foregoing description of the terms of the Series B Preferred Stock is not complete and is qualified in its entirety by reference to the Series B Preferred Stock Statement of Resolution, a copy of which is filed, through incorporation by reference, as Exhibit 4.7 to the registration statement of which this prospectus forms a part.

Series C Preferred Stock

On May 7, 2020, we filed a statement of resolution (the “Series C Preferred Stock Statement of Resolution”) with the Secretary of State of the State of Texas to establish the designation, powers, preferences, rights, qualifications, limitations and restrictions of the Series C Preferred Stock. The Series C Preferred Stock Statement of Resolution became effective upon filing.

The Series C Preferred Stock is entitled to participate in any dividend or distribution (excluding those payable in shares of our common stock) with our common stock on a pari passu, pro rata, as-converted basis. In the event of any liquidation, dissolution or winding up of our affairs, the Series C Preferred Stock will rank pari passu to our Series A Preferred Stock and Series B Preferred Stock and senior to our common stock, but will participate in any such liquidation, dissolution or winding up only on an as-converted basis with our common stock.

Conversion of the Series C Preferred Stock is mandatory upon the occurrence of any of the following triggers: (i) the 12-month anniversary date of May 6, 2020, (ii) a bankruptcy event, and (iii) a fundamental change in us, including, among other things certain change of control events. Upon a mandatory conversion, each share of Series C Preferred Stock will convert into the number of shares of our common stock equal to the quotient of $1,000 divided by the prevailing conversion price (as adjusted, the “Conversion Price”), which was initially $15.31. In a conversion at the 12-month anniversary date, in lieu of issuing shares of our common stock, we may, at our election, make a cash payment equal to the product of (i) the market price of our common stock multiplied by (ii) the number of shares of our common stock that such holder would have been entitled to receive in a conversion. Following the six-month anniversary date of May 6, 2020, holders of Series C Preferred Stock also have an optional right to convert their holdings to shares of our common stock at any time, subject to a limit on conversion of more than 4.9% of our outstanding common stock. The Conversion Price is subject to adjustment for subdivisions and combinations, dividends or distributions payable in shares of our common stock. If all of the 725,000 shares of Series C Preferred Stock converted at the initial Conversion Price, we would issue an incremental 47,354,670 shares of our common stock.

We may not issue more than 58,051,121 shares of our common stock in the aggregate (the “Share Cap”) upon conversion of the Series C Preferred Stock. Once the Share Cap has been reached, each Series C Preferred Stock holder electing to convert or subject to mandatory conversion will receive a cash payment equal to the product of (i) the market price of our common stock multiplied by (ii) the number of shares of our common stock that such holder would have been entitled to receive in a conversion.

Holders of Series C Preferred Stock have no voting rights, except that the affirmative vote of a majority of outstanding Series C Preferred Stock is required for us to (i) create any class or series of equity securities that is senior to the Series C Preferred Stock, (ii) reclassify any of our authorized equity securities if reclassification would render the relevant security on a parity with or senior to the Series C Preferred Stock, or (iii) issue any additional shares of Series C Preferred Stock.

The vote of at least 66 2/3% of the outstanding shares of Series C Preferred Stock is needed to amend the terms of the Series C Preferred Stock in any manner that would adversely alter or change the rights of the Series C Preferred Stock, subject to certain exceptions.

The foregoing description of the terms of the Series C Preferred Stock is not complete and is qualified in its entirety by reference to the Series C Preferred Stock Statement of Resolution, a copy of which is filed, through incorporation by reference, as Exhibit 4.11 to the registration statement of which this prospectus forms a part.

Anti-Takeover Effects of Texas Laws and Our Charter and Bylaw Provisions

Some provisions of Texas law and our articles of incorporation and bylaws could make the following actions more difficult:

•	acquisition of us by means of a tender offer,

•	acquisition of control of us by means of a proxy contest or otherwise, or

•	removal of our incumbent officers and directors.

These provisions are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of this increased protection gives us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Charter and Bylaw Provisions

Election and Removal of Directors. The number of members of our board of directors will be fixed from time to time by resolution of the board of directors. Except for voting rights as may be provided to holders of preferred stock, at each annual meeting of shareholders, all directors are elected to hold office for a term expiring at the next succeeding annual meeting of shareholders and until their successors have been elected and qualified.

No director may be removed except for cause, and, subject to the voting rights expressly conferred to the holders of our preferred stock, directors may be removed for cause only by the holders of at least a majority of the shares of capital stock entitled to vote at an election of directors. Subject to the voting rights expressly conferred to the holders of our preferred stock, any vacancy occurring on the board of directors and any newly created directorship may be filled by a majority of the remaining directors in office or by election by the shareholders.

Shareholder Meetings. Our articles of incorporation and bylaws provide that special meetings of holders of common stock may be called only by the chairman of our board of directors, our chief executive officer, the president, the secretary, a majority of our board of directors or the holders of at least 50% of the shares of our capital stock outstanding and entitled to vote.

Modification of Articles of Incorporation. In general, amendments to our articles of incorporation that are recommended by the board of directors require the affirmative vote of holders of at least a majority of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors. The provisions described above under “— Election and Removal of Directors” and “— Shareholder Meetings” may be amended only by the affirmative vote of holders of at least 66 2/3% of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors. The provisions described below under “— Modification of Bylaws” may be amended only by the affirmative vote of holders of at least 80% of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors.

Modification of Bylaws. Our board of directors has the power to alter, amend or repeal the bylaws or adopt new bylaws by the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the board of directors called for that purpose. The shareholders also have the power to alter, amend or repeal the bylaws or adopt new bylaws by the affirmative vote of holders of at least 80% of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class.

Other Limitations on Shareholder Actions. Our bylaws also impose some procedural requirements on shareholders who wish to:

•	make nominations in the election of directors,

•	propose that a director be removed,

•	propose any repeal or change in the bylaws, or

•	propose any other business to be brought before an annual or special meeting of shareholders.

Under these procedural requirements, a shareholder must deliver timely notice in proper written form to our secretary of the nomination or proposal along with evidence of:

•	the shareholder’s status as a shareholder,

•	the number of shares beneficially owned by the shareholder,

•	a list of the persons with whom the shareholder is acting in concert, and

•	the number of shares such persons beneficially own.

To be timely, a shareholder must deliver the notice:

•

in connection with an annual meeting of shareholders, not less than 90 days nor more than 180 days prior to the first anniversary of the date on which the immediately preceding year’s annual meeting of shareholders was held; provided that if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the first anniversary of the preceding year’s annual meeting of shareholders, not earlier than 180 days prior to the annual meeting and not later than the last to occur of (i) the 90th day prior to the annual meeting or (ii) the 10th day following the day on which we first make public announcement of the date of the annual meeting, or

•	in connection with the nomination of director candidates at a special meeting of shareholders, generally not less than 40 days nor more than 60 days prior to the date of the special meeting.

To submit a nomination for the board of directors, a shareholder must also submit information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a shareholder fails to follow the required procedures, the shareholder’s nominee or proposal will be ineligible and will not be voted on by our shareholders.

In addition to the director nomination provisions described above, our bylaws contain a “proxy access” provision that provides that any shareholder or group of up to twenty shareholders who have owned 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials for an annual meeting of shareholders, director candidates constituting up to 20% (or, if such amount is not a whole number, the closest whole number below 20%) of our board of directors or two directors, whichever is greater, provided that the shareholder (or group) and each nominee satisfy the eligibility requirements specified in our bylaws. An eligible shareholder (or group) proposing to nominate a person for election to our board of directors through the proxy access provision must provide us with a notice requesting the inclusion of the director nominee in our proxy materials and other required information not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the immediately preceding year’s annual meeting of shareholders was held. In addition an eligible shareholder (or group) may include a written statement of not more than 500 words supporting the candidacy of such shareholder nominee. The complete proxy access provision for director nominations is set forth in our bylaws.

In connection with a special meeting of shareholders, the only business that will be conducted is that stated in the notice of special meeting, or otherwise properly brought and made in proper written form before the meeting by or at the direction of the Chairman of the Meeting or the board of directors. Shareholders requesting a special meeting are permitted to make proposals for matters to be brought before the meeting in their request.

Limitation on Liability of Directors. Our articles of incorporation provide that no director will be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except as required by law as in effect from time to time. Currently, Texas law requires that liability be imposed for the following actions:

•	any breach of the director’s duty of loyalty to us or our shareholders,

•	any act or omission not in good faith that constitutes a breach of duty of the director to the corporation or that involves intentional misconduct or a knowing violation of law,

•	a transaction from which the director received an improper benefit, regardless of whether or not the benefit resulted from an action taken within the scope of a director’s duties, and

•	an act or omission for which the liability of a director is expressly provided for by statute.

Our bylaws provide that we will indemnify our officers and directors and advance expenses to them in connection with proceedings and claims, to the fullest extent permitted by the TBOC. The bylaws authorize our board of directors to indemnify and advance expenses to people other than our officers and directors in certain circumstances.

Texas Anti-Takeover Law

We are subject to Section 21.606 of the TBOC. That section prohibits Texas public corporations from engaging in a wide range of specified transactions with any affiliated shareholder during the three-year period immediately following the affiliated shareholder’s acquisition of shares in the absence of certain board of director or shareholder approvals. An affiliated shareholder of a corporation is any person, other than the corporation and any of its wholly owned subsidiaries, that is or was within the preceding three-year period the beneficial owner of 20% or more of the outstanding shares of stock entitled to vote generally in the election of directors. Section 21.606 may deter any potential unfriendly offers or other efforts to obtain control of us that are not approved by our board of directors. This may deprive our shareholders of opportunities to sell shares of our common stock at a premium to the prevailing market price.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND EQUITY UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, preferred stock or other securities at a future date or dates. We may fix the price and number of securities subject to the stock purchase contracts at the time we issue the stock purchase contracts, or we may provide that the price and number of securities will be determined pursuant to a formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or debt obligations of third parties, including U.S. treasury securities, securing the obligations of the holders of the units to purchase the securities under the stock purchase contracts. We refer to these units as equity units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the equity units or vice versa, and those payments may be unsecured on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or equity units offered by such prospectus supplement. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts or equity units, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or equity units, which will be filed with the SEC or otherwise incorporated by reference in our previous filings each time we issue stock purchase contracts or equity units. Certain material United States federal income tax considerations applicable to the equity units and the stock purchase contracts will also be discussed in the prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. A related prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank, trust company or other institution that is selected by us, which we refer to as the “depositary.” Each owner of a depository share will be entitled to all the designations, powers, preferences, rights, qualifications, limitations and restrictions of the preferred stock represented by the depositary share. The depositary share will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

The forms of the depositary agreement and the depository receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and any prospectus supplement relating to any particular depositary shares will describe, among other things, the following:

•	the material terms of the depositary shares and of the underlying preferred stock,

•	the identity of the depositary and the material terms of the depositary agreement,

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the depositary shares, and

•	any applicable material United States federal income tax considerations.

As of March 31, 2020, we had outstanding 19,550,000 depositary shares each representing a 1/20th fractional interest in a share of our Series B Preferred Stock (the “Series B Depositary Shares”). For further information regarding the Series B Preferred Stock, see “Description of Our Capital Stock — Existing Preferred Stock — Series B Preferred Stock.”

HOLDING COMPANY STRUCTURE

We are a holding company that conducts substantially all of our operations through our subsidiaries and Enable. Our only significant assets are the capital stock of our subsidiaries and our interests in Enable, and our subsidiaries and Enable generate substantially all of our operating income and cash flow. As a result, dividends, distributions or advances from our subsidiaries and Enable are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ or Enable’s financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries or Enable that we may require to pay our debt service obligations, including payments on the debt securities. In addition, the debt securities will be effectively subordinated to all of the liabilities of our subsidiaries with regard to the assets and earnings of our subsidiaries.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States:

•	through underwriters or dealers,

•	directly to purchasers, including our affiliates,

•	through agents, or

•	through a combination of any of these methods.

The prospectus supplement will include the following information:

•	the terms of the offering,

•	the names of any underwriters or agents,

•	the name or names of any managing underwriter or underwriters,

•	the purchase price of the securities,

•	the net proceeds to us from the sale of the securities,

•	any delayed delivery arrangements,

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation,

•	any initial public offering price,

•	any discounts or concessions allowed or reallowed or paid to dealers, and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters may sell shares of our common stock under this prospectus by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the New York Stock Exchange, the Chicago Stock Exchange, on any other existing trading market for our common stock or to or through a market maker, or in privately negotiated transactions, including block trades. Unless we inform you otherwise in the applicable prospectus supplement, the sales agent with respect to any such at-the-market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. We will include in the applicable prospectus supplement the amount of any compensation to be received by the sales agent.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of securities, we may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of these securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell common stock through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell common stock on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any common stock sold will be sold at prices related to the then prevailing market prices for such securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of common stock. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement and any related free writing prospectus. In the event that any underwriter or agent acts as principal, or any broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain, or otherwise affect the price of common stock. We will describe any such activities in the prospectus supplement or any related free writing prospectus relating to the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the offered securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act of 1933.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We may have agreements with the remarketing firms, agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a particular plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

Each series of offered securities will be a new issue, and other than the common stock, which is listed on the New York Stock Exchange and the Chicago Stock Exchange and the Series B Depositary Shares, which are listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Jason M. Ryan, Esq., our Senior Vice President and General Counsel, or Monica Karuturi, Esq., our Vice President and Deputy General Counsel, may pass upon other legal matters for us. Each of Mr. Ryan and Ms. Karuturi is the beneficial owner of less than 1% of our common stock. Any underwriters will be advised regarding issues relating to any offering by Hunton Andrews Kurth LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference from CenterPoint Energy, Inc.’s Current Report on Form 8-K filed on May 19, 2020 and the effectiveness of CenterPoint Energy, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

CenterPoint Energy Houston Electric, LLC

1111 Louisiana

Houston, Texas 77002

(713) 207-1111

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

GENERAL MORTGAGE BONDS

This prospectus relates to general mortgage bonds that we may offer from time to time. We will provide additional terms of the general mortgage bonds in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the general mortgage bonds. No person may use this prospectus to offer and sell the general mortgage bonds unless a prospectus supplement accompanies this prospectus.

Investing in the general mortgage bonds involves risks. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Using this process, we may offer the general mortgage bonds (mortgage bonds) described in this prospectus in one or more offerings. Each time we use this prospectus to offer mortgage bonds, we will file a supplement to this prospectus with the SEC that will describe the specific terms of the offering and the mortgage bonds. The prospectus supplement may also add to, update or change the information contained in this prospectus. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information or make any representations other than those contained in this prospectus, any prospectus supplement and any communication from us or any underwriter specifying the final terms of a particular offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement or any communication from us or any underwriter specifying the final terms of a particular offering is accurate as of any date other than the date on the front of that document. Any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

References in this prospectus to the terms “we,” “us,” “our” or other similar terms mean CenterPoint Energy Houston Electric, LLC and its subsidiaries, and references to “CenterPoint Energy” mean our indirect parent, CenterPoint Energy, Inc., unless the context clearly indicates otherwise.

The Bank of New York Mellon Trust Company, National Association, in its capacity as trustee for the mortgage bonds, has not participated in the preparation of this prospectus and assumes no responsibility for its content.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains a Web site that contains information we filed electronically with the SEC, which you can access at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

Our Web site is located at http://investors.centerpointenergy.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our Web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our Web site or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

This prospectus, which includes information incorporated by reference (see “Incorporation by Reference” below), is part of a registration statement we have filed with the SEC relating to the mortgage bonds we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available through the SEC’s Web site.

1

INCORPORATION BY REFERENCE

We are “incorporating by reference” into this prospectus certain information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC that is deemed incorporated by reference into this prospectus (which does not include information deemed pursuant to the SEC’s rules to be furnished to and not filed with the SEC) will automatically update and supersede information previously included.

We are incorporating by reference into this prospectus the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed pursuant to the SEC’s rules to be furnished and not filed with the SEC) until all the mortgage bonds are sold:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (except for Items 6, 7, 7A and 8, which have been superseded by Items included in the Current Report on Form 8-K filed on May 19, 2020);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020; and

•	our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed on February 19, 2020, March 6, 2020, March 9, 2020, April 2, 2020, April 7, 2020 and May 19, 2020.

You may also obtain a copy of our filings with the SEC at no cost by writing to or telephoning us at the following address:

CenterPoint Energy Houston Electric, LLC

c/o CenterPoint Energy, Inc.

Attn: Investor Relations

P.O. Box 4567

Houston, Texas 77210-4567

(713) 207-6500

2

ABOUT CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

We provide electric transmission and distribution services to retail electric providers (REPs) serving approximately 2.5 million metered customers in the Texas Gulf Coast area that includes the city of Houston. We are an indirect, wholly-owned subsidiary of CenterPoint Energy, Inc. (CenterPoint Energy), a public utility holding company.

Our principal executive offices are located at 1111 Louisiana, Houston, Texas 77002 (telephone number: (713) 207-1111).

RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect actual operating results, cash flows and financial condition. These risk factors include those described as such in the documents that are incorporated by reference in this prospectus (which risk factors are incorporated herein by reference), and could include additional uncertainties not presently known to us or that we currently do not consider material. Before making an investment decision, you should carefully consider these risks as well as any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In this prospectus, including the information we incorporate by reference, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information reasonably available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:

•

the COVID-19 pandemic and its effect on our operations, business and financial condition, our industries and the communities we serve, U.S. and world financial markets and supply chains, potential regulatory actions and changes in customer and stakeholder behaviors relating thereto;

•

volatility and a substantial recent decline in the markets for oil and natural gas as a result of the actions of crude-oil exporting nations and the Organization of Petroleum Exporting Countries and reduced worldwide consumption due to the COVID-19 pandemic;

•

industrial, commercial and residential growth in our service territories and changes in market demand, including the demand for our non-utility products and services and effects of energy efficiency measures and demographic patterns;

•	timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment;

3

•	future economic conditions in regional and national markets and their effect on sales, prices and costs;

•	weather variations and other natural phenomena, including the impact of severe weather events on operations and capital;

•

state and federal legislative and regulatory actions or developments affecting various aspects of our business, including, among others, energy deregulation or re-regulation, and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by our regulated business;

•

tax legislation, including the effects of the Coronavirus Aid, Relief and Economic Security Act and of the tax reform legislation informally called the Tax Cuts and Jobs Act of 2017 (which includes any potential changes to interest deductibility) and uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred income taxes and our rates;

•	actions by credit rating agencies, including any potential downgrades to credit ratings;

•

problems with regulatory approval, legislative actions, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or cancellation or in cost overruns that cannot be recouped in rates;

•	the availability and prices of raw materials and services and changes in labor for current and future construction projects;

•	local, state and federal legislative and regulatory actions or developments relating to the environment, including, among others, those related to global climate change;

•	the impact of unplanned facility outages or other closures;

•

any direct or indirect effects on our facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt our business or the businesses of third parties, or other catastrophic events such as fires, ice, earthquakes, explosions, leaks, floods, droughts, hurricanes, tornadoes, pandemic health events or other occurrences;

•	our ability to invest planned capital and the timely recovery of our investments;

•	our ability to control operation and maintenance costs;

•	the sufficiency of our insurance coverage, including availability, cost, coverage and terms and ability to recover claims;

•	the investment performance of CenterPoint Energy’s pension and postretirement benefit plans;

•	changes in interest rates and their impact on costs of borrowing and the valuation of CenterPoint Energy’s pension benefit obligation;

•

commercial bank and financial market conditions, our access to capital, the cost of such capital, and the results of our financing and refinancing efforts, including availability of funds in the debt capital markets;

•	changes in rates of inflation;

•	inability of various counterparties to meet their obligations to us;

•	non-payment for our services due to financial distress of our customers;

•	the extent and effectiveness of our risk management and hedging activities, including, but not limited to financial and weather hedges and commodity risk management activities;

•	timely and appropriate regulatory actions, which include actions allowing securitization, for any future hurricanes or natural disasters or other recovery of costs;

4

•	the ability of retail electric providers (“REPs”), including REP affiliates of NRG Energy, Inc. and Vistra Energy Corp., formerly known as TCEH Corp., to satisfy their obligations to us;

•

our potential business strategies and strategic initiatives, including restructurings, joint ventures and acquisitions or dispositions of assets or businesses, which we cannot assure will be completed or will have the anticipated benefits to us;

•	acquisition and merger activities involving us or our competitors, including the ability to successfully complete merger, acquisition and divestiture plans;

•	our ability to recruit, effectively transition and retain management and key employees and maintain good labor relations;

•	the outcome of litigation;

•	changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation;

•	the timing and outcome of any audits, disputes and other proceedings related to taxes;

•	the effective tax rates;

•	the transition to a replacement for the London Interbank Offered Rate benchmark interest rate;

•	the effect of changes in and application of accounting standards and pronouncements; and

•

other factors we discuss in “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated herein by reference, and in other reports we file from time to time with the SEC that are incorporated herein by reference.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements.

5

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we anticipate using any net proceeds from the sale of the mortgage bonds offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to:

•	working capital,

•	capital expenditures,

•	acquisitions, and

•	the repayment or refinancing of debt.

Pending any specific application, we may initially invest funds, loan funds to affiliates or apply them to the reduction of short-term indebtedness or debt under our revolving credit facility.

6

DESCRIPTION OF OUR GENERAL MORTGAGE BONDS

The mortgage bonds that we may offer from time to time by this prospectus will be issued under our General Mortgage Indenture, dated as of October 10, 2002, as amended and supplemented (the mortgage indenture), with The Bank of New York Mellon Trust Company, National Association (successor to JPMorgan Chase Bank), as trustee. The lien of the mortgage indenture will be junior, subject and subordinate to the lien of our existing first mortgage indenture, so long as the existing first mortgage indenture is in effect. The term “first mortgage indenture” means the Mortgage and Deed of Trust, dated as of November 1, 1944, from our predecessor in interest, Houston Lighting & Power Company, to The Bank of New York Mellon Trust Company, National Association (successor to South Texas Commercial National Bank of Houston), as trustee, as heretofore and hereafter amended and supplemented, and “first mortgage bonds” means the first mortgage bonds issued thereunder.

We have incorporated by reference the mortgage indenture and the first mortgage indenture as exhibits to the registration statement of which this prospectus is a part. We have summarized selected provisions of the mortgage indenture, the mortgage bonds and the first mortgage indenture below. This summary is not complete and is qualified in its entirety by reference to the mortgage indenture and the first mortgage indenture. References to article and section numbers in this prospectus, unless otherwise indicated, are references to article and section numbers of the mortgage indenture. For purposes of this summary, the terms “we,” “our,” “ours,” and “us” refer only to CenterPoint Energy Houston Electric, LLC. and not to any of our subsidiaries.

We may issue mortgage bonds from time to time in one or more series under the mortgage indenture. We will describe the particular terms of each series of the mortgage bonds we offer in a supplement to this prospectus. The terms of the mortgage bonds will include those set forth in the mortgage indenture and those made a part of the mortgage indenture by the Trust Indenture Act of 1939. You should carefully read the summary below, the applicable prospectus supplement and the provisions of the mortgage indenture that may be important to you before investing in our mortgage bonds.

As of the date of this prospectus, mortgage bonds have been issued and are outstanding in an aggregate principal amount equal to approximately $4.0 billion and additional mortgage bonds may be issued under the mortgage indenture, without limitation as to aggregate principal amount, on the basis of property additions, retired bonds or cash deposited with the trustee. Please read “— Issuance of Mortgage Bonds.”

Interest

Interest on the mortgage bonds will be payable on each interest payment date for each such mortgage bond for the period commencing on the next preceding interest payment date on which interest has been paid (or if no interest has been paid thereon, commencing on the date of issuance thereof) to, but not including, such interest payment date.

If any interest payment date or the date of maturity falls on a day that is not a business day, all payments to be made on such day shall be made on the next succeeding business day with the same force and effect as if made on the due date, and no additional interest shall be payable as a result of such delay in payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Any interest payable on any interest payment date other than maturity and not so punctually paid or duly provided for will cease to be payable to the person in whose name the mortgage bond is registered at the close of business on the applicable regular record date and will instead be payable to the person in whose name the mortgage bond (or one or more predecessor mortgage bonds) is registered at the close of business on a special record date for the payment of such interest to be fixed by the trustee, notice of which will be given to the registered holder of the mortgage bond (or one or more predecessor mortgage bonds) not less than 10 days prior to such special record date. (Section 307)

7

Payment of Mortgage Bonds; Transfers; Exchanges

Interest, if any, on each mortgage bond payable on each interest payment date will be paid to the person in whose name such mortgage bond is registered (the registered holder of any mortgage bond being hereinafter called a holder) as of the close of business on the regular record date relating to such interest payment date; provided, however, that interest payable at maturity will be paid to the person to whom principal is paid. However, if there has been a default in the payment of interest on any mortgage bond, such defaulted interest may be payable to the holder of such mortgage bond as of the close of business on a date selected by the trustee which is not more than 15 days or less than 10 days prior to the date proposed by us for payment of such defaulted interest and not less than 10 days after the receipt by the trustee of the notice of the proposed payment or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such mortgage bond may be listed, if the trustee deems such manner of payment practicable. (Section 307)

The principal of and premium, if any, and interest on the mortgage bonds at maturity will be payable upon presentation of the mortgage bonds at the corporate trust office of The Bank of New York Mellon Trust Company, National Association in New York, New York as paying agent for us. We may change the place of payment on the mortgage bonds, may appoint one or more additional paying agents (including us) and may remove any paying agent, all at our discretion. (Section 602)

The transfer of mortgage bonds may be registered, and mortgage bonds may be exchanged for other mortgage bonds of the same series, of authorized denominations and of like tenor and aggregate principal amount, at the corporate trust office of The Bank of New York Mellon Trust Company, National Association in New York, New York, as bond registrar for the mortgage bonds. We may change the place for registration of transfer and exchange of the mortgage bonds, and may designate one or more additional places for such registration and exchange, all at our discretion. (Sections 602 and 305) No service charge will be made for any registration of transfer or exchange of the mortgage bonds; however, we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of mortgage bonds. We will not be required to execute or to provide for the registration of transfer of or the exchange of:

•	any mortgage bond during a period of 15 days prior to giving any notice of redemption; or

•	any mortgage bond selected for redemption, in whole or in part, except the unredeemed portion of any mortgage bond being redeemed in part. (Section 305).

All moneys paid by us to a paying agent or the trustee (or held by us in trust) for the payment of the principal of or any premium or interest on a mortgage bond which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us at our request, and the holder of such mortgage bond thereafter may, as an unsecured general creditor, look only to us for payment thereof, and all liability of the paying agent, the trustee and us (as trustee) with respect thereto shall thereupon cease. (Section 603)

Book-Entry Delivery and Settlement

We may issue the mortgage bonds in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue mortgage bonds in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Security

Except as otherwise contemplated below under this heading and subject to the exceptions specifically discussed under “— Release of Property” and “— Defeasance,” all outstanding mortgage bonds will be secured,

8

equally and ratably, by the lien of the mortgage indenture on substantially all properties owned by us (and not excepted or released from the lien thereof), and improvements, extensions and additions to, and renewals and replacements of, such properties (the mortgaged property).

The lien of the mortgage indenture will be junior, subject and subordinate to the lien of our existing first mortgage indenture, so long as the existing first mortgage indenture is in effect. As of March 31, 2020, there was approximately $102 million aggregate principal amount of first mortgage bonds outstanding with a final stated maturity date of March 15, 2021.

The mortgage indenture provides that until the first mortgage collateralization date (as defined below), we will not issue any additional first mortgage bonds under the first mortgage indenture, except:

•

first mortgage bonds in place of, and in substitution for, or to refund, other first mortgage bonds, if (a) the aggregate principal amount of such new first mortgage bonds shall not exceed the aggregate principal amount of such other first mortgage bonds, and (b) the final stated maturity date of such new first mortgage bonds shall be a date not later than the final stated maturity date of such other first mortgage bonds;

•	as necessary to replace any mutilated, lost or destroyed first mortgage bonds or to effect exchanges and transfers of first mortgage bonds; and

•

at any time first mortgage bonds are issued pursuant to the first bullet point above, additional first mortgage bonds in an aggregate principal amount of up to $118 million for the purpose of satisfying the requirement under the indentures pursuant to which certain pollution control bonds were issued by various governmental authorities (which indentures provide that, if we issue first mortgage bonds in certain circumstances, we also are required to issue first mortgage bonds to secure such pollution control bonds on an equal and ratable basis). (Section 611)

At any time, in our discretion, we may issue and deliver to the trustee as security under the mortgage indenture, first mortgage bonds in an aggregate principal amount equal to the aggregate principal amount of mortgage bonds then outstanding; provided that such first mortgage bonds (the first mortgage collateral bonds) shall:

•	have terms of payment equivalent to those of such mortgage bonds;

•

provide that payments by us in respect of principal, premium, if any, or interest due under the mortgage bonds will offset our equivalent payment obligations under the first mortgage collateral bonds; and

•

provide for the mandatory redemption of the first mortgage collateral bonds upon acceleration of the maturity of such mortgage bonds unless acceleration is deemed to have been waived and the declaration and consequences of the acceleration are deemed to have been rescinded and annulled in accordance with the mortgage indenture. (Section 701)

The date on which such first mortgage collateral bonds are delivered to the trustee is referred to herein as the “first mortgage collateralization date.”

The first mortgage indenture constitutes a first mortgage lien on all of our present properties (except as stated below), subject to excepted encumbrances. There are excepted from the lien of the first mortgage indenture all of the following: cash and securities; equipment, materials or supplies acquired for consumption in the operation of our properties or for resale in the ordinary course of our business; timber, minerals, mineral rights and royalties; and accounts receivable, contracts, leases and operating agreements.

The first mortgage indenture contains provisions for subjecting certain after-acquired property to the lien thereof, subject to any preexisting liens and to certain limitations in the case of our consolidation or merger or the sale of substantially all of our assets.

9

The first mortgage indenture provides that the trustee thereunder will have a lien upon the mortgaged property, prior to the first mortgage bonds, for the payment of its reasonable compensation and expenses for indemnity against certain liabilities.

Lien of the Mortgage Indenture

General. The mortgage indenture constitutes a lien on substantially all our real property and tangible personal property, other than property excepted from such lien and such property as may be released from such lien in accordance with the terms of the mortgage indenture, subject to no liens prior to the lien of the mortgage indenture other than the lien of the first mortgage indenture (so long as the first mortgage indenture remains in effect) and other liens permitted to exist.

Permitted Liens and Certain Other Liens Permitted to Exist. The mortgage indenture provides that after-acquired property (other than excepted property) will be subject to the lien of the mortgage indenture; provided, however, that in the case of our consolidation or merger into another entity or transfer of the mortgaged property as or substantially as an entirety, the mortgage indenture will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor entity except properties acquired from us in or as a result of such transaction, and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts thereof and that in the case of a consolidation or merger with respect to which we are the surviving entity, the mortgage indenture will not be required to be a lien on any properties acquired by us in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part or parts thereof. (Article Thirteen) Please read “— Consolidation, Merger, Etc.” below. In addition, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition thereof, including, but not limited to, purchase money liens.

Without the consent of the holders, we and the trustee may enter into supplemental indentures in order to subject to the lien of the mortgage indenture additional property (including property which would otherwise be excepted from such lien). (Section 1401) Such property would thereupon constitute property additions (so long as it would otherwise qualify as property additions as described below) and be available as a basis for the issuance of additional mortgage bonds. Please read “— Issuance of Mortgage Bonds.”

Excepted Property. There are excepted from the lien of the mortgage indenture, among other things:

•	cash, deposit accounts, shares of stock, interests in general or limited partnerships, securities not deposited with or held by the trustee;

•	contracts, leases and other agreements of all kinds;

•	contract rights, bills, notes and other instruments and chattel paper;

•	all revenues, income and earnings, all accounts, accounts receivable and unbilled revenues, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments;

•

governmental and other licenses, permits, franchises, consents and allowances (except to the extent that any of the same constitute rights or interests relating to the occupancy or use of real property);

•	certain intellectual property rights, domain names and other general intangibles including, but not limited to, computer software;

•

vehicles, movable equipment, vessels and aircraft and supplies used in connection with the foregoing; and all personal property of such character that the perfection of a security interest therein or other lien thereon is not governed by the Uniform Commercial Code as in effect in the jurisdiction in which such property is located;

10

•	all goods, stock in trade, wares, merchandise and inventory held for sale or lease in the ordinary course of business;

•	all materials, supplies, inventory and other personal property consumable in the operation of the mortgaged property;

•	fuel;

•	portable tools and equipment;

•	furniture and furnishings;

•

computers and data processing, data storage, data transmission, telecommunications and certain other facilities and equipment used primarily for administrative or clerical purposes or not otherwise necessary for the operation or maintenance of facilities and equipment for the generation, transmission and distribution of electric energy and our other buildings and improvements;

•	coal, ore, gas, oil and other minerals and timber, and all rights and interests in any of the foregoing;

•	electric energy, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us;

•

real property, gas wells, pipelines, and other facilities or property used or to be used for the production, gathering, transmission, storage or distribution of natural gas, crude oil or other hydrocarbons or minerals;

•	leasehold interests held by us as lessee;

•	facilities and equipment for the storage, transmission and distribution of water; and

•

other property excepted from or released from the lien of the first mortgage indenture prior to the date of the mortgage indenture. (See “Excepted Property” under “Granting Clauses” in the mortgage indenture and “Granting Clauses” in the first mortgage indenture.)

Permitted Liens. The lien of the mortgage indenture is subject to permitted liens and certain other liens permitted to exist. Under the mortgage indenture, permitted liens include the following, among other, liens:

•	liens for taxes, assessments and other governmental charges which are not delinquent or are being contested in good faith or which secure charges that do not exceed $5 million;

•

mechanics’, workmen’s and similar liens and certain other liens arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;

•	liens in respect of judgments:

•

in an amount not exceeding the greater of $10 million and 3% of the sum of the then outstanding aggregate principal amount of mortgage bonds and first mortgage bonds other than first mortgage collateral bonds then outstanding; or

•	with respect to which we shall in good faith be prosecuting an appeal and with respect to which we have secured a stay of execution pending such appeal or shall have the right to prosecute an appeal;

•

easements, leases or other rights of others in, and defects in title to, the mortgaged property which do not in the aggregate materially impair the use by us of the mortgaged property considered as a whole;

•

liens, defects, irregularities and limitations in title to real property subject to rights-of-way in our favor or used primarily for right-of-way purposes or property held by us under lease, easement, license or similar right; provided, however, that (i) we have obtained from the apparent owner of such property a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or

11

similar right, to the use thereof for the purposes for which we acquired the same, (ii) we have power under eminent domain or similar statutes to remove such defects, irregularities or limitations or (iii) such defects, irregularities and limitations may be otherwise remedied without undue effort or expense; and defects, irregularities and limitations in title to flood lands, flooding rights and/or water rights;

•	liens securing indebtedness and other obligations of others upon real property existing at the date of the mortgage indenture or at the time of our acquisition of such property;

•	leases existing at the date of the mortgage indenture and subsequent leases for not more than 15 years or which do not materially impair our use of the property subject thereto;

•	liens of lessors or licensors for amounts due which are not delinquent or are being contested in good faith;

•	controls, restrictions or obligations imposed by governmental authorities upon the mortgaged property or the operation thereof;

•	rights of governmental authorities to purchase or designate a purchaser of the mortgaged property;

•

liens required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable us to maintain self-insurance or to participate in any funds established to cover insurance risks or in connection with workmen’s compensation, unemployment insurance, social security or any pension or welfare benefit plan or program;

•	liens to secure the performance of duties or public or statutory, bid or performance obligations or to secure, or serve in lieu of, surety, stay or appeal bonds;

•	rights of others to take minerals, timber, electric energy, gas, water, steam or other products produced by us or by others on our property;

•

rights and interests of persons other than us arising out of agreements to which we are a party relating to the common ownership or joint use of property, and liens on the interests of such persons in such property if and to the extent that the enforcement of such liens would not adversely affect our interests in such property;

•	restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public service company;

•	liens which have been bonded for the full amount in dispute or for the payment of which other security arrangements have been made;

•

easements, ground leases or rights-of-way on or across our property for the purpose of roads, pipelines, transmission or distribution lines, communication lines, railways and other similar purposes, provided that the same do not materially impair the use by us of such property or rights-of-way;

•

liens on our air or water pollution control, sewage or solid waste disposal or other similar facilities in connection with the issuance of pollution control revenue bonds, in connection with financing the cost of, or construction, acquisition, improvement, repair or maintenance of, such facilities;

•	the trustee’s lien specified below;

•	prepaid liens; and

•	the lien of the first mortgage indenture. (Granting Clauses and Section 101)

“Prepaid lien” means any lien securing indebtedness for the payment, prepayment or redemption of which there shall have been irrevocably deposited in trust with the trustee or other holder of such lien moneys and/or

12

investment securities which (together with the interest reasonably expected to be earned from the investment and reinvestment in investment securities of the moneys and/or the principal of and interest on the investment securities so deposited) shall be sufficient for such purpose; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the instrument creating such lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder; and provided, further, that the first mortgage indenture shall not be deemed to be a prepaid lien unless it shall have been satisfied and discharged and all first mortgage bonds issued thereunder shall be deemed to have been paid, all in accordance with the provisions thereof. (Section 101)

Trustee’s Lien. The mortgage indenture provides that the trustee will have a lien, prior to the lien on behalf of the holders of mortgage bonds, upon the mortgaged property for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (Section 1107)

Issuance of Mortgage Bonds

The aggregate principal amount of mortgage bonds that may be authenticated and delivered under the mortgage indenture is unlimited. (Section 301). Additional mortgage bonds of any series may be issued from time to time, provided that the first mortgage collateralization date has not occurred, on the basis of property additions, retired bonds (as such terms are defined below) and cash deposited with the trustee, and in an aggregate principal amount not exceeding:

•

70% of the cost (as defined below) or fair value (as defined below) (whichever is less) of property additions (as described below) that do not constitute funded property (as defined below) after certain deductions and additions, primarily including adjustments to offset property retirements;

•	the aggregate principal amount of retired bonds; and

•	an amount of cash deposited with the trustee. (Article Four)

As of March 31, 2020, the aggregate principal amount of additional mortgage bonds and first mortgage bonds that could be issued was approximately $4.2 billion based on retired bonds and 70% of property additions. We have contractually agreed, subject to certain exceptions, that we will not issue additional first mortgage bonds.

In addition, any issuance of additional mortgage bonds after March 31, 2003, other than any issuance on the basis of retired bonds having an applicable interest rate not less than the interest rate applicable to the additional mortgage bonds to be issued, requires that we provide a net earnings certificate demonstrating that the adjusted net earnings (as defined below) for the specified 12-month period are not less than 200% of the annual interest requirements (as defined below) for the specified 12-month period.

“Adjusted net earnings” means the amount for a period of 12 consecutive calendar months within the 18 calendar months immediately preceding the first day of the month in which we intend to issue additional mortgage bonds of:

•	our operating revenues for such period; minus

•	our operating expenses, excluding:

•	expenses for taxes on income or profits;

•	provisions for reserves for renewals, replacements, depreciation, depletion or retirement of property or provisions for amortization of property;

•

interest expense, including the amortization of debt discount, premium, expense or loss on reacquired debt, for any maintenance and replacement, improvement or sinking fund or other device for the retirement or amortization of any indebtedness;

13

•	non-recurring charges or expenses; and

•	provisions for any refund of our revenues previously collected or accrued; plus

•	our other income, net of related expenses (excluding expenses or provisions for any non-recurring charges).

“Annual interest requirements” means the interest requirements for one year, at the respective stated interest rates, if any, borne before maturity, upon:

•	all outstanding mortgage bonds, except any for the payment or redemption of which mortgage bonds applied for are to be issued;

•	all mortgage bonds then applied for in pending applications for the original issuance of mortgage bonds, including the application in connection with which the net earnings certificate is made;

•	all outstanding first mortgage bonds, except any for the payment or redemption of which the mortgage bonds applied for are to be issued; and

•	the principal amount of all other indebtedness, except:

•	first mortgage collateral bonds;

•	our indebtedness, the repayment of which supports or is supported by other indebtedness included in annual interest requirements pursuant to one of the other clauses of this definition;

•	indebtedness for the payment of which the mortgage bonds applied for are to be issued; and

•	indebtedness secured by a prepaid lien prior to the lien of the mortgage indenture upon property subject to the lien of the mortgage indenture;

outstanding on the date of such computation and secured by a lien on a parity with or prior to the lien of the mortgage indenture upon property subject to the lien of the mortgage indenture, if such indebtedness has been issued, assumed or guaranteed by us or if we customarily pay the interest upon the principal thereof or collections from our customers are applied to, or pledged as security for the payment of such interest;

provided, however, that if any such indebtedness bears interest at a variable rate, then the interest requirement on such indebtedness shall be determined by reference to the rate in effect on the day immediately preceding the date of such computation in the case of outstanding indebtedness and by reference to the rate in effect at issuance in the case of indebtedness to be issued; and provided, further, that any amounts collected by others to be applied to debt service on our indebtedness, and not otherwise treated on our books as revenue, shall be added to our operating revenues when determining adjusted net earnings.

“Cost” with respect to property additions generally means the sum of:

•	any cash paid in the acquisition of such property;

•	an amount equivalent to the fair market value in cash of any securities or other property paid in the acquisition of such property;

•	the principal amount of any obligations secured by prior lien (other than the lien of the first mortgage indenture) upon such property additions outstanding at the time of the acquisition thereof;

•	the principal amount of any other obligations incurred or assumed in connection with the payment for such property additions or for the acquisition thereof; and

•

any other amounts which, in accordance with generally accepted accounting principles, are properly charged or chargeable to our plant or other property accounts with respect to such property additions as part of the cost of construction or acquisition thereof, including, but not limited to any allowance for funds used during construction or any similar or analogous amount;

14

provided, however, that:

•

with respect to property additions owned by our successor immediately prior to the time it shall have become such successor or acquired by our successor in or as a result of an acquisition, consolidation or merger (excluding property additions owned by us), cost shall mean the amount or amounts at which such property additions are recorded in the plant or other property accounts of such successor, or the predecessor from which such property additions are acquired, as the case may be, immediately prior to such consolidation or merger;

•

with respect to property additions which shall have been acquired (otherwise than by construction) by us without any consideration consisting of cash, securities or other property or the incurring or assumption of indebtedness or other obligation, no determination of cost shall be required and, wherever provision is made for cost or fair value, cost with respect to such property additions shall mean an amount equal to the fair value to us thereof or, if greater, the aggregate amount reflected in our books of account with respect thereto upon the acquisition thereof; and

•

in no event shall the cost of property additions be required to reflect any depreciation or amortization in respect of such property additions, or any adjustment to the amount or amounts at which such property additions are recorded in plant or other property accounts due to the non-recoverability of investment or otherwise.

If any property additions include property which has been used or operated by third parties in a business similar to that in which it has been or is to be used or operated by us, the cost thereof need not be reduced by any amount in respect of any goodwill, going concern value rights and/or intangible property simultaneously acquired and in such case the term property additions as defined herein may include such goodwill, going concern value rights and intangible property.

“Fair value,” with respect to property, generally means the fair value of such property as may reasonably be determined by reference to:

•

the amount which would be likely to be obtained in an arm’s-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell;

•	the amount of investment with respect to such property which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise;

•	the cost, accumulated depreciation and replacement cost with respect to such property; and/or

•	any other relevant factors;

provided, however, that:

•	the fair value of property shall generally be determined without deduction for any liens on such property prior to the lien of the mortgage indenture; and

•

the fair value of property additions shall not reflect any reduction relating to the fact that such property additions may be of less value to a person which is not the owner or operator of the mortgaged property or any portion thereof than to the owner or operator.

Fair value may be determined, in the discretion of the expert certifying the same, without physical inspection, by the use of accounting and/or engineering records and/or other data maintained by us or otherwise available to such expert.

“Funded property” generally includes property additions which have been designated funded property in an expert’s certificate, made the basis of the authentication and delivery of mortgage bonds, made the basis for the release of mortgaged property, made the basis for the withdrawal of cash, substituted for retired funded property or used for other specified purposes under the mortgage indenture. (See Section 102)

15

“Property additions” generally include any property which is owned by us and is subject to the lien of the mortgage indenture except (with certain exceptions) goodwill, going concern value rights or intangible property, or any property the cost of acquisition or construction of which is properly chargeable to one of our operating expense accounts. (See Section 103)

“Retired bonds” means, generally:

•

mortgage bonds which are no longer outstanding under the mortgage indenture, which have not been retired by the application of funded cash and which have not been used as the basis for the authentication and delivery of mortgage bonds, the release of property or the withdrawal of cash; and

•

certain first mortgage bonds issued under the first mortgage indenture which could be used as a basis for the authentication and delivery of additional first mortgage bonds under the first mortgage indenture and have been retired after the initial issuance of mortgage bonds under the mortgage indenture;

provided, however, that no first mortgage bond may be used as the basis for the authentication and delivery of both additional mortgage bonds and additional first mortgage bonds. (See Section 101)

Outstanding Mortgage Bonds

As of March 31, 2020, we have outstanding approximately $4.0 billion aggregate principal amount of mortgage bonds, including:

•

approximately $68 million aggregate principal amount of mortgage bonds issued to trustees under the indentures pursuant to which certain pollution control bonds were issued by various governmental authorities. These mortgage bonds secure the obligation of CenterPoint Energy under various installment payment and bond amortization agreements to pay installments of principal and interest that support the related pollution control bonds; and

•	approximately $3.9 billion aggregate principal amount of mortgage bonds issued directly to the public.

Release of Property

Unless an event of default (as defined below) has occurred and is continuing, we may obtain the release from the lien of the mortgage indenture of any funded property upon delivery to the trustee of certain certificates and an amount in cash equal to the amount, if any, by which 70% of the cost of the property to be released (or, if less at that time, the fair value of such property at the time it became funded property) exceeds the aggregate of:

•	an amount equal to 70% of the aggregate principal amount of obligations secured by purchase money liens delivered to the trustee, subject to certain limitations described below;

•

an amount equal to 70% of the cost or fair value (whichever is less) of certified property additions not constituting funded property after certain deductions and additions, primarily including adjustments to offset property retirements (except that such adjustments need not be made if such property additions were acquired or made within the 90-day period preceding the release);

•	the aggregate principal amount of additional mortgage bonds we would be entitled to issue on the basis of retired bonds (with such entitlement being waived by operation of such release);

•

any amount of cash and/or an amount equal to 70% of the aggregate principal amount of obligations secured by purchase money liens upon the property released delivered to the trustee or other holder of a lien prior to the lien of the mortgage indenture, subject to certain limitations described below;

•	on or after the first mortgage collateralization date, the aggregate principal amount of first mortgage bonds delivered to the trustee to be held as first mortgage collateral bonds;

16

•	the aggregate principal amount of outstanding mortgage bonds delivered to the trustee (with such mortgage bonds to be canceled by the trustee); and

•	any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released. (Section 803)

As used in the mortgage indenture, the term “purchase money lien” means, generally, a lien on the property being acquired, disposed of by us or being released from the lien of the mortgage indenture, which is taken or retained by the transferor of such property to secure all or part of the purchase price thereof or granted to one or more other persons (other than the transferor) who by making advances or incurring an obligation, give value to enable the grantor of the lien to acquire rights in such property, or granted to another person in connection with the release of property from the lien of the mortgage indenture on the basis of a deposit with the trustee or other holder of a lien prior to the lien of the mortgage indenture of obligations secured by such lien on such property, or held by a trustee or agent for the benefit of any such persons, and may include liens which cover property in addition to the property being released and/or which secure indebtedness in addition to indebtedness to the transferor of such property or which otherwise constitutes a purchase money lien under applicable law. (Section 101) Generally, the principal amount of obligations secured by purchase money liens used as the basis for the release of property may not exceed 75% of the fair value of such property unless no additional obligations are outstanding, or are permitted to be issued, under such purchase money lien. (Section 803)

Property that is not funded property may generally be released from the lien of the mortgage indenture without depositing any cash or property with the trustee as long as:

•

the aggregate amount of cost or fair value (whichever is less) of all property additions which do not constitute funded property (excluding the property to be released) after certain deductions and additions, primarily including adjustments to offset property retirements, is not less than zero; or

•

the cost or fair value (whichever is less) of property to be released does not exceed the aggregate amount of the cost or fair value (whichever is less) of property additions acquired, made or constructed within the 90-day period preceding the request of such release. (Section 804)

The mortgage indenture provides simplified procedures for the release of minor properties and property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the trustee. (Sections 802, 805, 807 and 808)

If we retain any interest in any property released from the lien of the mortgage indenture, the mortgage indenture will not become a lien on such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof unless we execute a supplemental indenture containing a grant, conveyance, transfer and mortgage thereof. (Section 809)

Withdrawal of Cash

Unless an event of default has occurred and is continuing and subject to certain limitations, cash held by the trustee may, generally:

•	be withdrawn by us:

•

to the extent of an amount equal to 70% of the cost or fair value to us (whichever is less) of property additions not constituting funded property, after certain deductions and additions, primarily including adjustments to offset retirements (except that such adjustments need not be made if such property additions were acquired or made within the 90-day period preceding the withdrawal);

17

•

in an amount equal to the aggregate principal amount of additional mortgage bonds that we would be entitled to issue on the basis of retired bonds (with the entitlement to such issuance being waived by operation of such withdrawal);

•

on or after the first mortgage collateralization date, in an amount equal to the aggregate principal amount of first mortgage bonds delivered to the trustee to be held as first mortgage collateral bonds;

•	in an amount equal to the aggregate principal amount of outstanding mortgage bonds delivered to the trustee; or

•

upon our request, be applied to the purchase of mortgage bonds or the payment (or provision therefor) at stated maturity of any mortgage bonds or the redemption (or provision therefor) of any mortgage bonds which are redeemable. (Section 806)

Consolidation, Merger, Etc.

We may not consolidate with or merge into any other entity or convey, transfer or lease, subject to the lien of this mortgage indenture, the mortgaged property as or substantially as an entirety to any entity unless:

•

the entity formed by such consolidation or into which we are merged or the entity which acquires by conveyance or transfer, or which leases, the mortgaged property as or substantially as an entirety is an entity organized and existing under the laws of the United States, or any State or Territory thereof or the District of Columbia; and

•	such entity executes and delivers to the trustee a supplemental indenture that:

•

in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the mortgage bonds then outstanding, contains an express assumption by such entity of the due and punctual payment of the principal of and premium, if any, and interest, if any, on the mortgage bonds and the performance of all of our covenants and conditions under the mortgage indenture; and

•	in the case of a consolidation, merger, conveyance or other transfer, contains a grant, conveyance, transfer and mortgage by such entity:

•	confirming the lien of the mortgage indenture on the mortgaged property; and

•

subjecting to such lien all property thereafter acquired by such entity that shall constitute an improvement, extension or addition to the mortgaged property or renewal, replacement or substitution of or for any part thereof and, at the election of such entity, subjecting to the lien of the mortgage indenture such other property then owned or thereafter acquired by such entity as such entity shall specify; and

•	in the case of a lease, such lease is made expressly subject to termination by us or by the trustee at any time during the continuance of an event of default; and

•

immediately after giving effect to such transaction, no event of default and no event which, with notice or lapse of time or both, would become an event of default shall have occurred and be continuing. (Section 1301)

In the case of the conveyance or other transfer of the mortgaged property as or substantially as an entirety to any other entity, upon the satisfaction of all the conditions described above, we would be released and discharged from all obligations under the mortgage indenture and on the mortgage bonds then outstanding unless we elect to waive such release and discharge. (Section 1304) For purposes of this section, “entity” means an individual, corporation, limited liability company, company, association, joint stock company, partnership, limited liability partnership, joint venture, trust, unincorporated organization or governmental authority.

18

Modification of Mortgage Indenture

Modifications without Consent. Without the consent of any holders, we and the trustee may enter into one or more supplemental indentures for any of the following purposes, among others:

•	to evidence the succession of another entity to us and the assumption by any such successor of our covenants and agreements in the mortgage indenture and in the mortgage bonds; or

•

to add one or more covenants or other provisions for the benefit of all holders or for the benefit of the holders of, or to remain in effect only so long as there shall be outstanding, mortgage bonds of one or more specified series (for the purposes of this subsection, “series” includes tranches thereof), or to surrender any right or power conferred upon us by the mortgage indenture; or

•

to correct or amplify the description of any property at any time subject to the lien of the mortgage indenture; or better to assure, convey and confirm to the trustee any property subject or required to be subjected to the lien of the mortgage indenture; or to subject to the lien of the mortgage indenture additional property (including property of others); to specify any additional permitted liens with respect to such additional property and to modify the provisions in the mortgage indenture for dispositions of certain types of property without release in order to specify any additional items with respect to such additional property; or

•	to establish the form or terms of additional mortgage bonds of any series as permitted by the mortgage indenture; or

•	to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee; or

•	to provide for the procedures required to permit the utilization of a non-certificated system of registration for all, or any series of, the mortgage bonds; or

•	to change any place or places where:

•	the principal of and premium, if any, and interest, if any, on all or any series of mortgage bonds will be payable;

•	all or any series of mortgage bonds may be surrendered for registration of transfer;

•	all or any series of mortgage bonds may be surrendered for exchange; and

•	notices and demands to or upon us in respect of all or any series of mortgage bonds and the mortgage indenture may be served; or

•

to provide for the authentication and delivery of bearer bonds and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

•	to comply with the rules of any securities exchange on which any series of mortgage bonds may be listed; or

•

to modify the mortgage indenture to comply with the Trust Indenture Act of 1939, as amended (the Trust Indenture Act) or any similar federal statute, and to add such provisions as may be expressly permitted by such act, subject to certain exceptions; or

•

to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other additions to, deletions from or other changes to the provisions thereof; provided that such additions, deletions and/or other changes do not adversely affect the interests of the holders of mortgage bonds of any series in any material respect. (Section 1401)

Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the mortgage indenture in such a way as to require changes to the mortgage indenture or the incorporation therein of

19

additional provisions, the mortgage indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and we and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect such amendment. (Section 1401)

Modifications Requiring Consent. Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of the mortgage bonds of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the mortgage indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of mortgage bonds outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of outstanding mortgage bonds of all series so directly affected, considered as one class, will be required; and provided, further, that if the mortgage bonds of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all such tranches, then the consent only of the holders of a majority in aggregate principal amount of the outstanding mortgage bonds of all such tranches so directly affected, considered as one class, will be required; and provided, further, that no such amendment or modification may:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any mortgage bond, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or any premium payable upon the redemption thereof, or reduce the amount of the principal of any discount bond or other mortgage bond that would be due and payable upon a declaration of acceleration of maturity or change the coin or currency in which any mortgage bond or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any mortgage bond (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the holder of such mortgage bond;

•

permit the creation of any lien (not otherwise permitted by the mortgage indenture) ranking prior to the lien of the mortgage indenture with respect to all or substantially all of the mortgaged property or terminate the lien of the mortgage indenture on all or substantially all of the mortgaged property or deprive the holders of the benefit of the lien of the mortgage indenture, without, in any such case, the consent of the holders of all mortgage bonds then outstanding;

•

reduce the percentage in principal amount of the outstanding mortgage bonds of any series, or tranche thereof, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with any provision of the mortgage indenture or of any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the holder of each outstanding mortgage bond of such series; or

•

modify any of the provisions (with certain exceptions) of the mortgage indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the mortgage bonds without the consent of the holder of each outstanding mortgage bond affected thereby.

A supplemental indenture that changes or eliminates any covenant or other provision of the mortgage indenture that has expressly been included solely for the benefit of the holders of, or that is to remain in effect only so long as there shall be outstanding, mortgage bonds of one or more specified series or modifies the rights of the holders of mortgage bonds of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the mortgage indenture of the holders of the mortgage bonds of any other series. (Section 1402)

Waiver

The holders of at least a majority in aggregate principal amount of all mortgage bonds may waive our obligations to comply with certain covenants, including the covenants to maintain our corporate or other legal

20

existence and properties, pay taxes and discharge liens and maintain certain insurance and our covenant with respect to merger, consolidation or the transfer or lease of the mortgaged property as or substantially as an entirety, described above, provided that such waiver occurs before the time such compliance is required. The holders of at least a majority of the aggregate principal amount of outstanding mortgage bonds of all affected series or tranches, considered as one class, may waive, before the time for such compliance, compliance with any covenant specified with respect to mortgage bonds of such series or tranches thereof. (Section 609) The holders of at least a majority in aggregate principal amount of all mortgage bonds outstanding may waive past defaults, not including defaults in the payment of principal, premium or interest or defaults with respect to provisions that cannot be modified without the consent of each holder affected thereby, under the mortgage indenture. (Section 1017)

Events of Default

Each of the following events constitutes an event of default under the mortgage indenture:

•	failure to pay interest on any mortgage bond within 30 days after the same becomes due and payable;

•	failure to pay principal of or premium, if any, on any mortgage bond when it becomes due and payable;

•

failure to perform or breach of any of our covenants or warranties in the mortgage indenture (other than a covenant or warranty a default in the performance of which or breach of which is dealt with elsewhere under this paragraph) for a period of 90 days after there has been given to us by the trustee, or to us and the trustee by the holders of at least 33% in principal amount of outstanding mortgage bonds, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default,” unless the trustee, or the trustee and the holders of a principal amount of mortgage bonds not less than the principal amount of mortgage bonds the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the trustee, or the trustee and such holders, as the case may be, will be deemed to have agreed to an extension of such period if corrective action has been initiated by us within such period and is being diligently pursued;

•	certain events relating to reorganization, bankruptcy and insolvency of us or appointment of a receiver, trustee or other similar official for our property; and

•

the occurrence of any default or any other event under the first mortgage indenture, and the expiration of the applicable grace period, if any, specified in the first mortgage indenture, if the effect of such default or other event is to accelerate, or to permit the acceleration of, the maturity of any amount due under the first mortgage indenture; provided, however, that the waiver or cure of such event of default under the first mortgage indenture shall constitute a cure of such default. (Section 1001)

Each of the following events constitutes an event of default under the first mortgage indenture:

•	failure to pay principal when due;

•	failure to pay any interest installment, continued for 60 days;

•	failure to pay any installment of any fund established under the first mortgage indenture for the purchase or redemption of any first mortgage bonds, continued for 60 days;

•	failure to perform any covenant of the company, continued for 90 days after written notice; and

•	certain events in bankruptcy, reorganization or insolvency.

Remedies

Acceleration of Maturity. If an event of default occurs and is continuing, then the trustee or the holders of not less than 33% in principal amount of mortgage bonds then outstanding may declare the principal amount (or

21

if the mortgage bonds are discount bonds, such portion of the principal amount as may be provided for such discount bonds pursuant to the terms of the mortgage indenture) of all of the mortgage bonds then outstanding, together with premium, if any, and accrued interest, if any, thereon to be immediately due and payable. At any time after such declaration of acceleration of the mortgage bonds then outstanding, but before the sale of any of the mortgaged property and before a judgment or decree for payment of money shall have been obtained by the trustee as provided in the mortgage indenture, the event or events of default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

•	all overdue interest, if any, on all mortgage bonds then outstanding;

•

the principal of and premium, if any, on any mortgage bonds then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate prescribed therefor in such mortgage bonds; and

•	all amounts due to the trustee as compensation and reimbursement as provided in the mortgage indenture; and

•

any other event or events of default, other than the non-payment of the principal of mortgage bonds that shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the mortgage indenture. (Section 1002)

Possession of Mortgaged Property

Under certain circumstances and to the extent permitted by law, if an event of default occurs and is continuing, the trustee has the power to take possession of, and to hold, operate and manage, the mortgaged property, or with or without entry, sell the mortgaged property. If the mortgaged property is sold, whether by the trustee or pursuant to judicial proceedings, the principal of the outstanding mortgage bonds (or if the mortgage bonds are discount bonds, such portion of the principal amount as may be provided for such discount bonds pursuant to the terms of the mortgage indenture), if not previously due, will become immediately due and payable, together with premium, if any, and any accrued interest. (Sections 1003, 1004 and 1005)

Right to Direct Proceedings

If an event of default occurs and is continuing, the holders of a majority in principal amount of the mortgage bonds then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee, provided that such direction does not conflict with any rule of law or with the mortgage indenture, and the trustee may take any other action deemed proper by it which is not inconsistent with such direction and the trustee may decline to follow such direction if it shall determine in good faith that the proceeding would involve it in personal liability. (Section 1016)

Limitation On Right to Institute Proceedings

No holder of any mortgage bond will have any right to institute any proceeding, judicial or otherwise, with respect to the mortgage indenture or for the appointment of a receiver or for any other remedy thereunder unless:

•	such holder has previously given to the trustee written notice of a continuing event of default;

•

the holders of not less than a majority in aggregate principal amount of the mortgage bonds then outstanding have made written request to the trustee to institute proceedings in respect of such event of default and have offered the trustee reasonable indemnity against costs and liabilities to be incurred in complying with such request; and

22

•

for 60 days after receipt of such notice, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of mortgage bonds then outstanding.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders. (Section 1011)

No Impairment of Right to Receive Payment

Notwithstanding that the right of a holder to institute a proceeding with respect to the mortgage indenture is subject to certain conditions precedent, each holder of an mortgage bond has the absolute and unconditional right to receive payment of the principal of and premium, if any, and interest, if any, on such mortgage bond when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such holder. (Section 1012)

Notice of Default

The trustee is required to give the holders notice of any default under the mortgage indenture to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to holders of a default of the character described in the third bullet point under “Events of Default” may be given until at least 75 days after the occurrence thereof. (Section 1102) The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of such notice to be in the interests of the holders.

Indemnification of Trustee

As a condition precedent to certain actions by the trustee in the enforcement of the lien of the mortgage indenture and institution of action on the mortgage bonds, the trustee may require adequate indemnity against costs, expenses and liabilities to be incurred in connection therewith. (Sections 1011, 1101 and 1103)

Remedies Limited By State Law

The laws of any jurisdiction where the mortgaged property is located may limit or deny the ability of the trustee or bondholders to enforce certain rights and remedies provided in the mortgage indenture in accordance with their terms.

Defeasance

Any mortgage bonds, or any portion of the principal amount thereof, will be deemed to have been paid for all purposes of the mortgage indenture, and the entirety of our indebtedness in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the trustee or any paying agent (other than us), in trust:

•	money (including funded cash not otherwise applied pursuant to the mortgage indenture) in an amount which will be sufficient;

•

in the case of a deposit made prior to the date on which principal is due, eligible obligations (as described below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the trustee or such paying agent, will be sufficient; or

•	a combination of options in the preceding bullet points which will be sufficient;

23

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such mortgage bonds or portions thereof. (Section 901) For this purpose, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

Notwithstanding the foregoing, no mortgage bond shall be deemed to have been paid as aforesaid unless we shall have delivered to the trustee either:

•

an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the mortgage indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding mortgage bonds will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; or

•

an instrument wherein we, notwithstanding the satisfaction and discharge of our indebtedness in respect of mortgage bonds, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the trustee such additional sums of money, if any, or additional government obligations, if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or government obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such mortgage bonds or portions thereof; provided, however, that such instrument may state that our obligation to make additional deposits as aforesaid shall be subject to the delivery to us by the trustee of (i) a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing showing the calculation thereof and (ii) an opinion of tax counsel in the United States reasonably acceptable to the trustee to the effect that the holders of the outstanding mortgage bonds will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Duties of the Trustee; Resignation; Removal

The trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the trustee will be under no obligation to exercise any of the powers vested in it by the mortgage indenture at the request of any holder of mortgage bonds, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. (Section 1103) The trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties if the trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 1101)

The trustee may resign at any time by giving written notice thereof to us or may be removed at any time by the holders of a majority in principal amount of mortgage bonds then outstanding delivered to the trustee and us. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the mortgage indenture. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing, if we have delivered to the trustee a resolution of our board of directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the mortgage indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the mortgage indenture. (Section 1110)

24

Evidence to Be Furnished to the Trustee

Compliance with mortgage indenture provisions is evidenced by written statements of our officers or persons selected or paid by us. In certain cases, opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. In addition, the mortgage indenture requires that we give the trustee, not less often than annually, a brief statement as to our compliance with the conditions and covenants under the mortgage indenture.

Governing Law

New York law governs the mortgage indenture and the mortgage bonds, except to the extent that the law of any jurisdiction where any portion of the mortgaged property is located will govern the creation, perfection, priority or enforcement of the lien of the mortgage indenture, or the exercise of remedies with respect to such portions of the mortgaged property. (Section 115)

The Trustee

The Bank of New York Mellon Trust Company, National Association is the trustee under the mortgage indenture and will be the principal paying agent and registrar for the mortgage bonds. As of March 31, 2020, the trustee served as trustee for approximately $4.1 billion aggregate principal amount of our debt securities and pollution control bonds issued on our behalf. In addition, the trustee serves as trustee or fiscal agent for debt securities of our affiliates aggregating approximately $5.5 billion as of March 31, 2020. CenterPoint Energy maintains brokerage relationships with the trustee and its affiliates, each of whom may maintain other relationships with CenterPoint Energy or its affiliates in the ordinary course of business in the future.

25

PLAN OF DISTRIBUTION

We may sell the offered mortgage bonds in and outside the United States:

•	through underwriters or dealers,

•	directly to purchasers, including our affiliates,

•	through agents, or

•	through a combination of any of these methods.

The prospectus supplement will include the following information:

•	the terms of the offering,

•	the names of any underwriters or agents,

•	the name or names of any managing underwriter or underwriters,

•	the purchase price of the mortgage bonds,

•	the net proceeds to us from the sale of the mortgage bonds,

•	any delayed delivery arrangements,

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation,

•	any initial public offering price,

•	any discounts or concessions allowed or reallowed or paid to dealers, and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the mortgage bonds for their own account. The underwriters may resell the mortgage bonds from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer mortgage bonds to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the mortgage bonds will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered mortgage bonds if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the mortgage bonds in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered mortgage bonds sold for their account may be reclaimed by the syndicate if the offered mortgage bonds are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered mortgage bonds, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of mortgage bonds, we may sell the mortgage bonds to them as principals. They may then resell those mortgage bonds to the public at varying prices determined by the dealers at the time of

26

resale. The dealers participating in any sale of the mortgage bonds may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of these mortgage bonds. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the mortgage bonds directly. In that event, no underwriters or agents would be involved. We may also sell the mortgage bonds through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered mortgage bonds, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the mortgage bonds directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those mortgage bonds. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase mortgage bonds from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the offered mortgage bonds in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act of 1933.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell mortgage bonds covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We may have agreements with the remarketing firms, agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

27

To the extent required, this prospectus may be amended or supplemented from time to time to describe a particular plan of distribution. The place and time of delivery for the mortgage bonds in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

Each series of offered mortgage bonds will be a new issue and will have no established trading market. We may elect to list any series of offered mortgage bonds on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered mortgage bonds. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered mortgage bonds will develop.

LEGAL MATTERS

The validity of the mortgage bonds described in this prospectus will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Jason M. Ryan, Esq., our Senior Vice President and General Counsel, or Monica Karuturi, Esq., our Vice President and Deputy General Counsel, may pass upon other legal matters for us. Each of Mr. Ryan and Ms. Karuturi is the beneficial owner of less than 1% of CenterPoint Energy’s common stock. Any underwriters will be advised regarding issues relating to any offering by Hunton Andrews Kurth LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference from CenterPoint Energy Houston Electric, LLC’s Current Report on Form 8-K filed on May 19, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

28

PROSPECTUS

CenterPoint Energy Resources Corp.

1111 Louisiana

Houston, Texas 77002

(713) 207-1111

CENTERPOINT ENERGY RESOURCES CORP.

SENIOR DEBT SECURITIES

This prospectus relates to senior debt securities that we may offer from time to time. We will provide additional terms of the senior debt securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the senior debt securities. No person may use this prospectus to offer and sell the senior debt securities unless a prospectus supplement accompanies this prospectus.

Investing in the senior debt securities involves risks. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Using this process, we may offer the senior debt securities described in this prospectus (debt securities) in one or more offerings. Each time we use this prospectus to offer debt securities, we will file a supplement to this prospectus with the SEC that will describe the specific terms of the offering and the debt securities. The prospectus supplement may also add to, update or change the information contained in this prospectus. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information or make any representations other than those contained in this prospectus, any prospectus supplement and any communication from us or any underwriter specifying the final terms of a particular offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement or any communication from us or any underwriter specifying the final terms of a particular offering is accurate as of any date other than the date on the front of that document. Any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

References in this prospectus to the terms “we,” “us,” “our” or other similar terms mean CenterPoint Energy Resources Corp. and its subsidiaries, and references to “CenterPoint Energy” mean our indirect parent, CenterPoint Energy, Inc., unless the context clearly indicates otherwise.

The Bank of New York Mellon Trust Company, National Association, in its capacity as trustee for the debt securities, has not participated in the preparation of this prospectus and assumes no responsibility for its content.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a Web site that contains information we file electronically with the SEC, which you can access at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

Our Web site is located at http://investors.centerpointenergy.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our Web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our Web site or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

This prospectus, which includes information incorporated by reference (see “Incorporation by Reference” below), is part of a registration statement we have filed with the SEC relating to the debt securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available through the SEC’s Web site.

1

INCORPORATION BY REFERENCE

We are “incorporating by reference” into this prospectus certain information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC that is deemed incorporated by reference into this prospectus (which does not include information deemed pursuant to the SEC’s rules to be furnished to and not filed with the SEC) will automatically update and supersede information previously included.

We are incorporating by reference into this prospectus the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed pursuant to the SEC’s rules to be furnished and not filed with the SEC) until all the debt securities are sold:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (except for Items 6, 7, 7A and 8, which have been superseded by Items included in the Current Report on Form 8-K filed on May 19, 2020);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020; and

•	our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed on February 19, 2020, February 24, 2020, March 6, 2020, March 9, 2020, April 2, 2020, April 7, 2020 and May 19, 2020.

You may also obtain a copy of our filings with the SEC at no cost by writing to or telephoning us at the following address:

CenterPoint Energy Resources Corp.

c/o CenterPoint Energy, Inc.

Attn: Investor Relations

P.O. Box 4567

Houston, Texas 77210-4567

(713) 207-6500

2

ABOUT CENTERPOINT ENERGY RESOURCES CORP.

We are an indirect, wholly-owned subsidiary of CenterPoint Energy, Inc. (“CenterPoint Energy”), a public utility holding company. Our operating subsidiaries include:

•	Our natural gas distribution business, which owns and operates natural gas distribution systems in six states;

•	CenterPoint Energy Intrastate Pipelines, LLC (“CEIP”), which owns and operates permanent pipeline connections through interconnects with various interstate and intrastate pipeline companies; and

•	CenterPoint Energy Mobile Energy Solutions, Inc., which provides temporary delivery of liquefied natural gas and compressed natural gas throughout the contiguous 48 states.

Our principal executive offices are located at 1111 Louisiana, Houston, Texas 77002 (telephone number: 713-207-1111).

On February 24, 2020, we entered into an agreement to sell CenterPoint Energy Services, Inc., which obtains and offers competitive variable and fixed-price physical natural gas supplies and services primarily to commercial and industrial customers and electric and natural gas utilities in over 30 states and represents substantially all of the businesses within our Energy Services reportable segment (the “Energy Services Disposal Group”). This transaction does not include our subsidiary CEIP and its assets. The transaction is expected to close in the second quarter of 2020.

RISK FACTORS

Our businesses are influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect actual operating results, cash flows and financial condition. These risk factors include those described as such in the documents that are incorporated by reference in this prospectus (which risk factors are incorporated herein by reference), and could include additional uncertainties not presently known to us or that we currently do not consider material. Before making an investment decision, you should carefully consider these risks as well as any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In this prospectus, including the information we incorporate by reference, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information reasonably available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

3

The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:

•

the COVID-19 pandemic and its effect on our operations, business and financial condition, our industries and the communities we serve, U.S. and world financial markets and supply chains, potential regulatory actions and changes in customer and stakeholder behaviors relating thereto;

•

volatility and a substantial recent decline in the markets for oil and natural gas as a result of the actions of crude-oil exporting nations and the Organization of Petroleum Exporting Countries and reduced worldwide consumption due to the COVID-19 pandemic;

•	the recording of impairment charges, including any impairment or loss associated with the sale of the Energy Services Disposal Group;

•

industrial, commercial and residential growth in our service territories and changes in market demand, including the demand for our non-utility products and services and effects of energy efficiency measures and demographic patterns;

•	timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment;

•	future economic conditions in regional and national markets and their effect on sales, prices and costs;

•	weather variations and other natural phenomena, including the impact of severe weather events on operations and capital;

•

state and federal legislative and regulatory actions or developments affecting various aspects of our businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by our regulated businesses;

•

tax legislation, including the effects of the Coronavirus Aid, Relief and Economic Security Act and of the tax reform legislation informally called the Tax Cuts and Jobs Act of 2017 (which includes any potential changes to interest deductibility) and uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred income taxes and our rates;

•	our ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms;

•	the timing and extent of changes in commodity prices, particularly natural gas, and the effects of geographic and seasonal commodity price differentials on us;

•

the ability of our non-utility business operating in the Energy Services Disposal Group to effectively optimize opportunities related to natural gas price volatility and storage activities, including weather-related impacts;

•	actions by credit rating agencies, including any potential downgrades to credit ratings;

•

problems with regulatory approval, legislative actions, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or cancellation or in cost overruns that cannot be recouped in rates;

•	the availability and prices of raw materials and services and changes in labor for current and future construction projects;

•	local, state and federal legislative and regulatory actions or developments relating to the environment, including, among others, those related to global climate change;

•	the impact of unplanned facility outages or other closures;

•	any direct or indirect effects on our facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt our businesses or the

4

businesses of third parties, or other catastrophic events such as fires, ice, earthquakes, explosions, leaks, floods, droughts, hurricanes, tornadoes, pandemic health events or other occurrences;

•	our ability to invest planned capital and the timely recovery of our investments;

•	our ability to control operation and maintenance costs;

•	the sufficiency of our insurance coverage, including availability, cost, coverage and terms and ability to recover claims;

•	the investment performance of CenterPoint Energy’s pension and postretirement benefit plans;

•	changes in interest rates and their impact on costs of borrowing and the valuation of CenterPoint Energy’s pension benefit obligation;

•

commercial bank and financial market conditions, our access to capital, the cost of such capital, and the results of our financing and refinancing efforts, including availability of funds in the debt capital markets;

•	changes in rates of inflation;

•	inability of various counterparties to meet their obligations to us;

•	non-payment for our services due to financial distress of our customers;

•	the extent and effectiveness of our risk management and hedging activities, including, but not limited to financial and weather hedges and commodity risk management activities;

•	timely and appropriate regulatory actions, which include actions allowing securitization, for any future hurricanes or natural disasters or other recovery of costs;

•

our potential business strategies and strategic initiatives, including restructurings, joint ventures and acquisitions or dispositions of assets or businesses, including the proposed sale of the Energy Services Disposal Group, which we cannot assure will be completed or will have the anticipated benefits to us;

•	acquisition and merger activities involving us or our competitors, including the ability to successfully complete merger, acquisition and divestiture plans;

•	our ability to recruit, effectively transition and retain management and key employees and maintain good labor relations;

•	the outcome of litigation;

•	changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation;

•	the impact of alternate energy sources on the demand for natural gas;

•	the timing and outcome of any audits, disputes and other proceedings related to taxes;

•	the effective tax rates;

•	the transition to a replacement for the London Interbank Offered Rate benchmark interest rate;

•	the effect of changes in and application of accounting standards and pronouncements; and

•

other factors we discuss in “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is incorporated herein by reference, and in other reports we file from time to time with the SEC that are incorporated herein by reference.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements.

5

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we anticipate using any net proceeds from the sale of the debt securities offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to:

•	working capital,

•	capital expenditures,

•	acquisitions,

•	the repayment or refinancing of debt, and

•	loans or advances to subsidiaries.

Pending any specific application, we may initially invest funds, loan funds to affiliates or apply them to the reduction of short-term indebtedness, commercial paper or debt under our revolving credit facility.

6

DESCRIPTION OF OUR SENIOR DEBT SECURITIES

The debt securities offered by this prospectus will be issued under an indenture, dated as of February 1, 1998, as supplemented, between us and The Bank of New York Mellon Trust Company, National Association (successor to JPMorgan Chase Bank, National Association), as trustee. We have incorporated by reference the indenture as an exhibit to the registration statement of which this prospectus is a part. We have summarized selected provisions of the indenture and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indenture. References to section numbers in this prospectus, unless otherwise indicated, are references to section numbers of the indenture. For purposes of this summary, the terms “we,” “our,” “ours,” and “us” refer only to CenterPoint Energy Resources Corp. and not to any of our subsidiaries.

We may issue debt securities from time to time in one or more series under the indenture. There is no limitation on the amount of debt securities we may issue under the indenture. We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939. You should carefully read the summary below, the applicable prospectus supplement and the provisions of the indenture that may be important to you before investing in our debt securities.

7

Ranking

The debt securities offered by this prospectus will:

•	be general unsecured obligations,

•	rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness, and

•	with respect to the assets and earnings of our subsidiaries, structurally rank below all of the liabilities of our subsidiaries.

Subject to the exceptions, and subject to compliance with the applicable requirements, set forth in the indenture, we may discharge our obligations under the indenture with respect to our debt securities as described below under “— Defeasance.”

Terms

We may issue debt securities in separate series from time to time under the indenture. The total principal amount of debt securities that may be issued under the indenture is unlimited. We may limit the maximum total principal amount for the debt securities of any series. However, any limit may be increased by resolution of our board of directors. (Section 301) We will establish the terms of each series of debt securities, which may not be inconsistent with the indenture, in a supplemental indenture.

We will describe the specific terms of the series of debt securities being offered in a supplement to this prospectus. These terms will include some or all of the following:

•	the title of the debt securities,

•	any limit on the total principal amount of the debt securities of the series,

•	the date or dates on which the principal of the debt securities will be payable or the method used to determine or extend those dates,

•

any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing, and the basis for calculating interest if other than a 360-day year of twelve 30-day months,

•

the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange, and notices and demands to or upon us relating to the debt securities may be made,

•	any provisions that would allow or obligate us to redeem or purchase the debt securities prior to their maturity,

•	the denominations in which we will issue the debt securities, if other than denominations of an integral multiple of $1,000,

•	any provisions that would determine payments on the debt securities by reference to an index or a formula,

•	any foreign currency, currencies or currency units in which payments on the debt securities will be payable and the manner for determining the equivalent amount in U.S. dollars ($),

•	any provisions for payments on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable,

•

the percentage of the principal amount at which the debt securities will be issued and the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the entire principal amount,

8

•

if the principal amount to be paid at the stated maturity of the debt securities is not determinable as of one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount as of any such date for any purpose,

•

any variation of the defeasance and covenant defeasance sections of the indenture and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution,

•

whether we will issue the debt securities in the form of temporary or permanent global securities, the depositories for the global securities, and provisions for exchanging or transferring the global securities,

•	whether the interest rate of the debt securities may be reset,

•	whether the stated maturity of the debt securities may be extended,

•

any addition to or change in the events of default for the debt securities and any change in the right of the trustee or the holders of the debt securities to declare the principal amount of the debt securities due and payable,

•	any addition to or change in the covenants in the indenture,

•	any additions or changes to the indenture necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

•	the appointment of any paying agents for the debt securities, if other than the trustee,

•	the terms of any right to convert or exchange the debt securities into any other securities or property,

•	the terms and conditions, if any, pursuant to which the debt securities may be secured,

•	any restriction or condition on the transferability of the debt securities, and

•	any other terms of the debt securities consistent with the indenture. (Section 301)

We may sell the debt securities, including original issue discount securities, at a substantial discount below their stated principal amount. If there are any special United States federal income tax considerations applicable to debt securities we sell at an original issue discount, we will describe them in the prospectus supplement. In addition, we will describe in the prospectus supplement any special United States federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.

Form, Exchange and Transfer

We will issue the debt securities in registered form, without coupons. Unless we inform you otherwise in the prospectus supplement, we will only issue debt securities in denominations of integral multiples of $1,000. (Section 302)

Holders generally will be able to exchange debt securities for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations. (Section 305)

Holders may present debt securities for exchange or for registration of transfer at the office of the security registrar or at the office of any transfer agent we designate for that purpose. The security registrar or designated transfer agent will exchange or transfer the debt securities if it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any exchange or registration of transfer of debt securities. However, we may require payment of a sum sufficient to cover any tax or other governmental charge payable for the registration of transfer or exchange. Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee as security registrar. We will identify any transfer agent in addition to the security registrar in the prospectus supplement. (Section 305) At any time we may:

•	designate additional transfer agents,

9

•	rescind the designation of any transfer agent, or

•	approve a change in the office of any transfer agent.

However, we are required to maintain a transfer agent in each place of payment for the debt securities at all times. (Sections 305 and 1002)

If we elect to redeem a series of debt securities, neither we nor the trustee will be required:

•

to issue, register the transfer of or exchange any debt securities of that series during the period beginning at the opening of business 15 days before the day we mail the notice of redemption for the series and ending at the close of business on the day the notice is mailed, or

•

to register the transfer or exchange of any debt security of that series if we have so selected the series for redemption, in whole or in part, except for the unredeemed portion of the series. (Section 305)

Book-Entry

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Payment and Paying Agents

Under the indenture, we will pay interest on the debt securities to the persons in whose names the debt securities are registered at the close of business on the regular record date for each interest payment. However, unless we inform you otherwise in the prospectus supplement, we will pay the interest payable on the debt securities at their stated maturity to the persons to whom we pay the principal amount of the debt securities. The initial payment of interest on any series of debt securities issued between a regular record date and the related interest payment date will be payable in the manner provided by the terms of the series, which we will describe in the prospectus supplement. (Section 307)

Unless we inform you otherwise in the prospectus supplement, we will pay principal, premium, if any, and interest on the debt securities at the offices of the paying agents we designate. However, except in the case of a global security, we may pay interest by:

•	check mailed to the address of the person entitled to the payment as it appears in the security register, or

•	by wire transfer in immediately available funds to the place and account designated in writing by the person entitled to the payment as specified in the security register.

We will designate the trustee as the sole paying agent for the debt securities unless we inform you otherwise in the prospectus supplement. If we initially designate any other paying agents for a series of debt securities, we will identify them in the prospectus supplement. At any time, we may designate additional paying agents or rescind the designation of any paying agents. However, we are required to maintain a paying agent in each place of payment for the debt securities at all times. (Sections 307 and 1002)

Any money deposited with the trustee or any paying agent for the payment of principal, premium, if any, and interest on the debt securities that remains unclaimed for two years after the date the payments became due, may be repaid to us upon our request. After we have been repaid, holders entitled to those payments may only look to us for payment as our unsecured general creditors. The trustee and any paying agents will not be liable for those payments after we have been repaid. (Section 1003)

10

Restrictive Covenants

We will describe any restrictive covenants for any series of debt securities in the prospectus supplement.

Consolidation, Merger and Sale of Assets

Under the indenture, we may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety, to any person, referred to as a “successor person,” and we may not permit any person to consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

•

the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia,

•	the successor person expressly assumes our obligations with respect to the debt securities and the indenture,

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, would occur and be continuing, and

•	we have delivered to the trustee the certificates and opinions required under the indenture. (Section 801)

As used in the indenture, the term “corporation” means a corporation, association, company, joint-stock company or business trust.

Events of Default

Unless we inform you otherwise in the prospectus supplement, each of the following will be an event of default under the indenture for a series of debt securities:

•	our failure to pay principal or premium, if any, on that series when due, including at maturity or upon redemption,

•	our failure to pay any interest on that series for 30 days after the interest becomes due,

•	our failure to deposit any sinking fund payment relating to that series when due,

•

our failure to perform, or our breach in any material respect of, any other covenant or warranty in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of another series of debt securities issued under the indenture, for 90 days after either the trustee or holders of at least 25% in principal amount of the outstanding debt securities of that series have given us written notice of the breach in the manner required by the indenture,

•	specified events involving our bankruptcy, insolvency or reorganization, and

•	any other event of default we may provide for that series,

provided, however, that no event described in the fourth, fifth or sixth bullet points above will be an event of default until an officer of the trustee, assigned to and working in the trustee’s corporate trust department, has actual knowledge of the event or until the trustee receives written notice of the event at its corporate trust office, and the notice refers to the debt securities generally, us or the indenture. (Section 501)

If an event of default for a series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series due and immediately payable. To declare the principal amount of that series of debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the series of debt securities.

11

The right described in the preceding paragraph does not apply if:

•	an event of default described in the fifth bullet point above occurs, or

•	an event of default described in the fourth or sixth bullet points above that applies to all outstanding debt securities occurs.

If any of these events of default occurs and is continuing, either the trustee or holders of at least 25% in principal amount of all of the debt securities then outstanding, treated as one class, may declare the principal amount of all of the debt securities then outstanding to be due and payable immediately. To declare the principal amount of the debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the debt securities.

However, after any declaration of acceleration of a series of debt securities, but before a judgment or decree for payment has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the declaration of acceleration if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

•	all overdue interest,

•	the principal and premium, if any, due otherwise than by the declaration of acceleration and any interest on such amounts,

•	any interest on overdue interest, to the extent legally permitted, and

•	all amounts paid or advanced by, or due to the trustee under the indenture, and

•

all events of default with respect to that series of debt securities, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived. (Section 502)

If an event of default occurs and is continuing, the trustee will generally have no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer reasonable indemnity to the trustee. (Section 603) The holders of a majority in principal amount of the outstanding debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee for the debt securities of that series, provided that:

•	the direction is not in conflict with any law or the indenture,

•	the trustee may take any other action it deems proper which is not inconsistent with the direction, and

•

the trustee will generally have the right to decline to follow the direction if an officer of the trustee determines, in good faith, that the proceeding would involve the trustee in personal liability or would otherwise be contrary to applicable law. (Section 512)

A holder of a debt security of any series may only pursue a remedy under the indenture if:

•	the holder gives the trustee written notice of a continuing event of default for that series,

•	holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to institute proceedings with respect to the event of default,

•	the holders offer reasonable indemnity to the trustee,

•	the trustee fails to pursue that remedy within 60 days after receipt of the notice, request and offer of indemnity, and

12

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request. (Section 507)

No holder has any right in any manner by virtue of, or availing itself of, any provision of the indenture to affect, disturb or prejudice the rights of any other holder of debt securities, or to obtain or seek to obtain priority or preference over any other holder, or to enforce any right under the indenture, except in the manner provided for in the indenture and for the equal and ratable benefit of all holders of debt securities. (Section 507)

However, these limitations do not apply to a suit by a holder of a debt security demanding payment of the principal, premium, if any, or interest on a debt security on or after the date the payment is due. (Section 508)

We will be required to furnish to the trustee annually a statement by some of our officers regarding our performance or observance of any of the terms of the indenture and specifying all of our known defaults, if any. (Section 1004)

Modification and Waiver

We may enter into one or more supplemental indentures with the trustee without the consent of the holders of the debt securities to:

•	evidence the succession of another corporation to us, or successive successions and the assumption of our covenants, agreements and obligations by a successor,

•	add to our covenants for the benefit of the holders of any series of debt securities or to surrender any of our rights or powers,

•	add events of default for any series of debt securities,

•	add to or change any provisions of the indenture to the extent necessary to issue debt securities in bearer form,

•

add to, change or eliminate any provision of the indenture applying to one or more series of debt securities, provided that if such action adversely affects the interests of any holder of any series of debt securities, the addition, change or elimination will become effective with respect to that series only when no security of that series remains outstanding,

•	convey, transfer, assign, mortgage or pledge any property to or with the trustee or surrender any right or power conferred upon us by the indenture,

•	establish the form or terms of any series of debt securities,

•	provide for uncertificated securities in addition to certificated securities,

•	evidence and provide for successor trustees or add or change any provisions to the extent necessary to appoint a separate trustee or trustees for a specific series of debt securities,

•	correct any ambiguity, defect or inconsistency under the indenture, provided that such action does not adversely affect the interests of the holders of any series of debt securities,

•

supplement any provisions of the indenture necessary to defease and discharge any series of debt securities, provided that such action does not adversely affect the interests of the holders of any series of debt securities,

•	comply with the rules or regulations of any securities exchange or automated quotation system on which any debt securities are listed or traded, or

•

add, change or eliminate any provisions of the indenture in accordance with any amendments to the Trust Indenture Act of 1939, provided that the action does not adversely affect the rights or interests of any holder of debt securities. (Section 901)

13

We may enter into one or more supplemental indentures with the trustee to add to, change or eliminate provisions of the indenture or to modify the rights of the holders of one or more series of debt securities if we obtain the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the supplemental indenture, treated as one class. However, without the consent of the holders of each outstanding debt security affected by the supplemental indenture, we may not enter into a supplemental indenture that:

•	changes the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, except to the extent permitted by the indenture,

•	reduces the principal amount of, or any premium or interest on, any debt security,

•	reduces the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof,

•	changes the place or currency of payment of principal, premium, if any, or interest,

•	impairs the right to institute suit for the enforcement of any payment on any debt security,

•

reduces the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification of the indenture, for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults,

•

makes certain modifications to the provisions for modification of the indenture and for certain waivers, except to increase the principal amount of debt securities necessary to consent to any such change,

•

makes any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, or

•	changes the terms and conditions pursuant to which any series of debt securities is secured in a manner adverse to the holders of the debt securities. (Section 902)

Holders of a majority in principal amount of the outstanding debt securities of any series may waive past defaults or noncompliance with restrictive provisions of the indenture. However, such holders of a majority in principal amount may not waive, and consequently, the consent of holders of each outstanding debt security of a series would be required to:

•	waive any default in the payment of principal, premium, if any, or interest, or

•	waive any covenants and provisions of the indenture that may not be amended without the consent of the holder of each outstanding debt security of the series affected. (Sections 513 and 1006)

To determine whether the holders of the requisite principal amount of the outstanding debt securities have taken an action under the indenture as of a specified date:

•

the principal amount of an “original issue discount security” that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date,

•

if, as of that date, the principal amount payable at the stated maturity of a debt security is not determinable, for example, because it is based on an index, the principal amount of the debt security deemed to be outstanding as of that date will be an amount determined in the manner prescribed for the debt security,

•

the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar ($) equivalent, determined as of that date in the manner prescribed for the debt security, of the principal amount of the debt security or, in the case of a debt security described in the two preceding bullet points, of the amount described above, and

14

•	debt securities owned by us or any other obligor upon the debt securities or any of our or their affiliates will be disregarded and deemed not to be outstanding.

An “original issue discount security” means a debt security issued under the indenture which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity. Some debt securities, including those for the payment or redemption of which money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to Section 1402 of the indenture, will not be deemed to be outstanding. (Section 101)

We will generally be entitled to set any day as a record date for determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders of outstanding debt securities. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as we may specify, or the trustee may specify, if it set the record date. This period may be shortened or lengthened by not more than 180 days. (Section 104)

Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. Unless we inform you otherwise in the prospectus supplement, if we deposit with the trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”), or

•

we will no longer have any obligation to comply with the restrictive covenants under the indenture, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive.

If we effect legal defeasance of a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the indenture, except for our obligations to:

•	register the transfer or exchange of debt securities,

•	replace mutilated, destroyed, lost or stolen debt securities, and

•	maintain paying agencies and hold moneys for payment in trust.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect. (Sections 1401, 1402, 1403 and 1404)

15

Satisfaction And Discharge

We may discharge our obligations under the indenture while debt securities remain outstanding if (1) all outstanding debt securities issued under the indenture have become due and payable, (2) all outstanding debt securities issued under the indenture have or will become due and payable at their scheduled maturity within one year or (3) all outstanding debt securities issued under the indenture are scheduled for redemption in one year, and in each case, we have deposited with the trustee an amount sufficient to pay and discharge all outstanding debt securities issued under the indenture on the date of their scheduled maturity or the scheduled date of redemption and we have paid all other sums payable under the Indenture. (Section 401)

Notices

Holders will receive notices by mail at their addresses as they appear in the security register. (Section 106)

Title

We may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue. (Section 309)

Governing Law

New York law will govern the indenture and the debt securities. (Section 112)

Regarding the Trustee

The Bank of New York Mellon Trust Company, National Association, successor to JPMorgan Chase Bank, National Association, is the trustee, security registrar and paying agent under the indenture. As of March 31, 2020, the trustee served as trustee for approximately $2.2 billion aggregate principal amount of our debt securities. In addition, the trustee served as trustee or fiscal agent for debt securities of our affiliates aggregating approximately $7.3 billion as of March 31, 2020.

We and our affiliates maintain brokerage and other relationships with the trustee and its affiliates in the normal course of business.

If an event of default occurs under the indenture and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities issued under the indenture only after those holders have offered the trustee indemnity satisfactory to it.

If the trustee becomes one of our creditors, its rights to obtain payment of claims in specified circumstances, or to realize for its own account on certain property received in respect of any such claim as security or otherwise will be limited under the terms of the indenture pursuant to the provisions of the Trust Indenture Act. (Section 613) The trustee may engage in certain other transactions; however, if the trustee acquires any conflicting interest (within the meaning specified under the Trust Indenture Act), it will be required to eliminate the conflict or resign. (Section 608)

16

PLAN OF DISTRIBUTION

We may sell the offered debt securities in and outside the United States:

•	through underwriters or dealers,

•	directly to purchasers, including our affiliates,

•	through agents, or

•	through a combination of any of these methods.

The prospectus supplement will include the following information:

•	the terms of the offering,

•	the names of any underwriters or agents,

•	the name or names of any managing underwriter or underwriters,

•	the purchase price of the debt securities,

•	the net proceeds to us from the sale of the debt securities,

•	any delayed delivery arrangements,

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation,

•	any initial public offering price,

•	any discounts or concessions allowed or reallowed or paid to dealers, and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the debt securities for their own account. The underwriters may resell the debt securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer debt securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered debt securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the debt securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered debt securities sold for their account may be reclaimed by the syndicate if the offered debt securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered debt securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

17

If we use dealers in the sale of debt securities, we may sell the debt securities to them as principals. They may then resell those debt securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the debt securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of these securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the debt securities directly. In that event, no underwriters or agents would be involved. We may also sell the debt securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered debt securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those debt securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase debt securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the offered debt securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act of 1933.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell debt securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in these sale transactions will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a particular plan of distribution. The place and time of delivery for the debt securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

18

Each series of offered debt securities will be a new issue and will have no established trading market. We may elect to list any series of offered debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered debt securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered debt securities will develop.

LEGAL MATTERS

The validity of the debt securities described in this prospectus will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Jason M. Ryan, Esq., our Senior Vice President and General Counsel, or Monica Karuturi, Esq., our Vice President and Deputy General Counsel, may pass upon other legal matters for us. Each of Mr. Ryan and Ms. Karuturi is the beneficial owner of less than 1% of CenterPoint Energy’s common stock. Any underwriters will be advised regarding issues relating to any offering by Hunton Andrews Kurth LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference from CenterPoint Energy Resources Corp.’s Current Report on Form 8-K filed on May 19, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

19

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following are the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting fees and commissions.

Securities and Exchange Commission registration fee	$	*
Trustees’ and transfer agents’ fees and expenses		+
Printing and engraving fees and expenses		+
Accounting fees and expenses		+
Legal fees		+
Rating agency fees		+
Miscellaneous (including Listing fees, if applicable)		+

Total		*

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r).
+

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the registrants anticipate will be incurred in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

CenterPoint Energy, Inc.

Title 1, Chapter 8 of the Texas Business Organizations Code (“TBOC”) and Article V of CenterPoint Energy’s Third Amended and Restated Bylaws provide CenterPoint Energy with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, CenterPoint Energy has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

Additionally, Article IX of CenterPoint Energy’s Restated Articles of Incorporation provides that no director of CenterPoint Energy is liable to CenterPoint Energy or its shareholders for monetary damages for any act or omission in the director’s capacity as director, except as required by law as in effect from time to time. Currently, Section 7.001 of the TBOC requires that liability be imposed for the following actions: (i) any breach of such director’s duty of loyalty to CenterPoint Energy or its shareholders, (ii) any act or omission not in good faith that constitutes a breach of duty of such director to CenterPoint Energy or that involves intentional misconduct or a knowing violation of law, (iii) a transaction from which such director received an improper benefit, regardless of whether or not the benefit resulted from an action taken within the scope of the director’s duties or (iv) an act or omission for which the liability of a director is expressly provided for by statute.

Article IX also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article IX shall not adversely affect any right of protection of a director of CenterPoint Energy existing at the time of the repeal or modification.

CenterPoint Energy Houston Electric, LLC

The TBOC and Article VIII of Houston Electric’s Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) provide Houston Electric with broad powers and authority to indemnify its member, managers and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and LLC Agreement provisions, Houston Electric has purchased insurance against certain costs of indemnification that may be incurred by it and by its member, manager and officers.

Additionally, Section 7.12 of Houston Electric’s LLC Agreement provides that a manager of Houston Electric is not liable to Houston Electric or its member for monetary damages for breach of fiduciary duty as a manager, except that Section 7.12 does not eliminate or limit the liability of a manager for any acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or for a distribution in violation of Texas law as a result of the willful or grossly negligent act or omission of the manager.

Section 7.12 also provides that any subsequent amendments to Texas statutes that further limit the liability of managers will inure to the benefit of the managers. Any repeal or modification of Section 7.12 shall not adversely affect any right of protection of a manager of Houston Electric existing at the time of the repeal or modification.

CenterPoint Energy Resources Corp.

Section 145 of the General Corporation Law of Delaware (the “DGCL”) gives corporations the power to indemnify officers and directors under certain circumstances.

Article V of the Bylaws of CERC Corp. provides for indemnification of officers and directors to the extent permitted by the DGCL. CERC Corp. also has policies insuring its officers and directors against certain liabilities for action taken in such capacities, including liabilities under the Securities Act of 1933, as amended.

Article Nine of CERC Corp.’s Certificate of Incorporation adopted the provision of Delaware law limiting or eliminating the potential monetary liability of directors to CERC Corp. or its stockholders for breaches of a director’s fiduciary duty of care. However, the provision does not limit or eliminate the liability of a director for disloyalty to CERC Corp. or its stockholders, failing to act in good faith, engaging in intentional misconduct or a knowing violation of the law, obtaining an improper personal benefit or paying a dividend or approving a stock repurchase that was illegal under section 174 of the DGCL.

Article Nine of CERC Corp.’s Certificate of Incorporation also provides that if the DGCL is subsequently amended to authorize further limitation or elimination of the liability of directors, such subsequent limitation or elimination of director’s liability will be automatically implemented without further stockholder action. Furthermore, repeal or modification of the terms of Article Nine will not adversely affect any right or protection of a director existing at the time of such repeal or modification.

See “Item 17. Undertakings” for a description of the Commission’s position regarding such indemnification provisions.

Item 16. Exhibits.

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference. CenterPoint Energy, Houston Electric or CERC Corp., as applicable, will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to securities offered hereby, (ii) any additional instruments setting forth the terms of any debt securities, including mortgage bonds, preferred stock, stock purchase contracts, equity units or depositary shares, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel as to certain tax matters relative to securities offered hereby.

Exhibit Number	Registrant	Document Description	Report or Registration Statement	Registration Number	Exhibit Reference
4.1*	CenterPoint Energy	Restated Articles of Incorporation of CenterPoint Energy, Inc.	Form 8-K of CenterPoint Energy, Inc. dated July 24, 2008	1-31447	3.2

4.2*	CenterPoint Energy	Third Amended and Restated Bylaws of CenterPoint Energy, Inc.	Form 8-K of CenterPoint Energy, Inc. dated February 21, 2017	1-31447	3.1

4.3*	CenterPoint Energy	Statement of Resolutions Deleting Shares Designated Series A Preferred Stock of CenterPoint Energy	Form 10-K of CenterPoint Energy, Inc. for the year ended December 31, 2011	1-31447	3(c)

4.4*	CenterPoint Energy	Form of CenterPoint Energy, Inc. Stock Certificate	Registration Statement on Form S-4 of CenterPoint Energy, Inc.	333-69502	4.1

4.5*	CenterPoint Energy	Statement of Resolution Establishing Series of Shares designated Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock of CenterPoint Energy, Inc., filed with the Secretary of State of the State of Texas effective August 22, 2018	Form 8-K of CenterPoint Energy, Inc. dated August 23, 2018	1-31447	3.1

4.6*	CenterPoint Energy	Form of Certificate representing the Series A Preferred Stock	Form 8-K of CenterPoint Energy, Inc. dated August 23, 2018	1-31447	4.1

4.7*	CenterPoint Energy	Statement of Resolution Establishing Series of Shares designated 7.00% Series B Mandatory Convertible Preferred Stock of CenterPoint Energy, Inc., filed with the Secretary of State of the State of Texas effective October 1, 2018	Form 8-K of CenterPoint Energy, Inc. dated September 25, 2018	1-31447	3.1

Exhibit Number	Registrant	Document Description	Report or Registration Statement	Registration Number	Exhibit Reference
4.8*	CenterPoint Energy	Form of Certificate representing the Series B Preferred Stock (included as Exhibit A to Exhibit 4.7)	Form 8-K of CenterPoint Energy, Inc. dated September 25, 2018	1-31447	4.1

4.9*	CenterPoint Energy	Deposit Agreement, dated as of October 1, 2018, among CenterPoint Energy and Broadridge Corporate Issuer Solutions, Inc., as Depositary, and the holders from time to time of the Depositary Receipts described therein	Form 8-K of CenterPoint Energy, Inc. dated September 25, 2018	1-31447	4.2

4.10*	CenterPoint Energy	Form of Depositary Receipt for the Depositary Shares (included as Exhibit A to Exhibit 4.9)	Form 8-K of CenterPoint Energy, Inc. dated September 25, 2018	1-31447	4.3

4.11*	CenterPoint Energy	Statement of Resolution Establishing Series of Shares designated Series C Mandatory Convertible Preferred Stock of CenterPoint Energy, Inc., filed with the Secretary of State of the State of Texas and effective May 7, 2020	Form 8-K of CenterPoint Energy, Inc. dated May 6, 2020	1-31447	3.1

4.12*	CenterPoint Energy	Indenture, dated as of May 19, 2003, between CenterPoint Energy, Inc. and JPMorgan Chase Bank as trustee	Form 8-K of CenterPoint Energy, Inc. dated May 19, 2003	1-31447	4.1

4.13*	CenterPoint Energy	Form of Junior Subordinated Indenture, between CenterPoint Energy, Inc. and The Bank of New York Mellon Trust Company, National Association as trustee	Form S-3 of CenterPoint Energy, Inc. filed on October 9, 2008	333-153916	4.6

4.14*	Houston Electric	Articles of Conversion of Reliant Energy, Incorporated	Form 8-K of CenterPoint Energy Houston Electric, LLC dated August 31, 2002	1-3187	3(a)

4.15*	Houston Electric	Restated Certificate of Formation of CenterPoint Energy Houston Electric, LLC	Form 10-Q of CenterPoint Energy Houston Electric, LLC for the quarter ended June 30, 2011	1-3187	3.1

4.16*	Houston Electric	Amended and Restated Limited Liability Company Agreement of Houston Electric	Form 10-Q of CenterPoint Energy Houston Electric, LLC for the quarter ended June 30, 2011	1-3187	3.2

Exhibit Number	Registrant	Document Description	Report or Registration Statement	Registration Number	Exhibit Reference

4.17*	Houston Electric	General Mortgage Indenture, dated as of October 10, 2002, between CenterPoint Energy Houston Electric, LLC and JPMorgan Chase Bank as trustee	Form 10-Q for the quarter ended September 30, 2002	1-3187	4(j)(1)
4.18*	Houston Electric	Ninth Supplemental Indenture, dated November 12, 2002, to the General Mortgage Indenture, dated as of October 10, 2002, between CenterPoint Energy Houston Electric, LLC and JPMorgan Chase Bank as trustee	Form 10-K for the year ended December 31, 2002	1-3187	4(k)(10)

4.19*	Houston Electric	Twentieth Supplemental Indenture, dated December 9, 2008, to the General Mortgage Indenture, dated as of October 10, 2002, between CenterPoint Energy Houston Electric, LLC and JPMorgan Chase Bank as trustee	Form 8-K of CenterPoint Energy Houston Electric, LLC dated January 6, 2009	1-3187	4.2

4.20*	CERC Corp.	Certificate of Incorporation of Reliant Energy Resources Corp.	Form 10-K for the year ended December 31, 1997	1-13265	3(a)(1)

4.21*	CERC Corp.	Certificate of Merger merging former NorAm Energy Corp. with and into HI Merger, Inc. dated August 6, 1997	Form 10-K for the year ended December 31, 1997	1-13265	3(a)(2)

4.22*	CERC Corp.	Certificate of Amendment changing the name to Reliant Energy Resources Corp.	Form 10-K for the year ended December 31, 1998	1-13265	3(a)(3)

4.23*	CERC Corp.	Certificate of Amendment changing the name to CenterPoint Energy Resources Corp.	Form 10-Q for the quarter ended June 30, 2003	1-13265	3(a)(4)

4.24*	CERC Corp.	Bylaws of Reliant Energy Resources Corp.	Form 10-K for the year ended December 31, 1997	1-13265	3(b)

4.25*	CERC Corp.	Indenture, dated as of February 1, 1998, between Reliant Energy Resources Corp. and Chase Bank of Texas, National Association, as Trustee	Form 8-K dated February 5, 1998	1-13265	4.1

5.1	CenterPoint Energy Houston Electric CERC Corp.	Opinion of Baker Botts L.L.P.

Exhibit Number	Registrant	Document Description	Report or Registration Statement	Registration Number	Exhibit Reference

23.1	CenterPoint Energy	Consent of Deloitte & Touche LLP

23.2	Houston Electric	Consent of Deloitte & Touche LLP

23.3	CERC Corp.	Consent of Deloitte & Touche LLP

23.4	CenterPoint Energy Houston Electric CERC Corp.	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

24.1	CenterPoint Energy	Powers of Attorney (included on the signature page of this registration statement)

24.2	Houston Electric	Powers of Attorney (included on the signature page of this registration statement)

24.3	CERC Corp.	Powers of Attorney (included on the signature page of this registration statement)

25.1	CenterPoint Energy	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee, with respect to the Indenture, dated as of May 19, 2003

25.2	CenterPoint Energy	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee, with respect to the form of Junior Subordinated Indenture

25.3	Houston Electric	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee, with respect to the General Mortgage Indenture, dated as of October 10, 2002

25.4	CERC Corp.	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee, with respect to the Indenture, dated as of February 1, 1998

*	Incorporated herein by reference as indicated.

Item 17. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on May 22, 2020.

CENTERPOINT ENERGY, INC. (registrant)

By:	/s/ John W. Somerhalder II
	Name:	John W. Somerhalder II
	Title:	Interim President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kristie L. Colvin and Jason M. Ryan, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John W. Somerhalder II John W. Somerhalder II	Interim President, Chief Executive Officer and Director (Principal Executive Officer)	May 22, 2020

/s/ Kristie L. Colvin Kristie L. Colvin	Interim Executive Vice President and Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	May 22, 2020

/s/ Milton Carroll Milton Carroll	Executive Chairman of the Board of Directors	May 22, 2020

Signature	Title	Date

/s/ Leslie D. Biddle Leslie D. Biddle	Director	May 22, 2020

David J. Lesar	Director	May 22, 2020

/s/ Scott J. McLean Scott J. McLean	Director	May 22, 2020

/s/ Martin H. Nesbitt Martin H. Nesbitt	Director	May 22, 2020

/s/ Theodore F. Pound Theodore F. Pound	Director	May 22, 2020

/s/ Susan O. Rheney Susan O. Rheney	Director	May 22, 2020

/s/ Phillip R. Smith Phillip R. Smith	Director	May 22, 2020

Barry T. Smitherman	Director	May 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on May 22, 2020.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC (registrant)

By:	/s/ John W. Somerhalder II
	Name:	John W. Somerhalder II
	Title:	Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kristie L. Colvin and Jason M. Ryan, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John W. Somerhalder II John W. Somerhalder II	Manager and Chairman (Principal Executive Officer and Manager)	May 22, 2020

/s/ Kristie L. Colvin Kristie L. Colvin	Interim Executive Vice President and Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	May 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 22, 2020.

CENTERPOINT ENERGY RESOURCES CORP.

By:	/s/ John W. Somerhalder II
Name: John W. Somerhalder II Title: Interim President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kristie L. Colvin and Jason M. Ryan, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John W. Somerhalder II John W. Somerhalder II	Interim President, Chief Executive Officer and Director (Principal Executive Officer and Sole Director)	May 22, 2020

/s/ Kristie L. Colvin Kristie L. Colvin	Interim Executive Vice President and Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	May 22, 2020